UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CITY HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2023

To Our Shareholders:

    On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of City Holding Company, which will be held at City Holding Company's Corporate Offices located at 25 Gatewater Road, Cross Lanes, WV 25313, on Wednesday, April 26, 2023 at 1:00 p.m.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions.

We hope that you will join us at this year’s Annual Meeting and look forward to personally greeting those of you who are able to attend.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) accessing the Internet at the website included on the proxy card, (2) calling the toll-free number shown on the proxy card, or (3) completing, signing, and returning the enclosed proxy card as soon as possible in the postage-paid envelope provided.

City Holding Company thanks you for your consideration and your continued support.

C. Dallas Kayser
Chairman of the Board

Charles R. Hageboeck
President & CEO

CITY HOLDING COMPANY
25 Gatewater Road
Post Office Box 7520
Charleston, West Virginia 25356-0520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 26, 2023

Notice is hereby given that the Annual Meeting of Shareholders of City Holding Company will be held at City Holding Company's Corporate Offices located at 25 Gatewater Road, Cross Lanes, WV 25313, on Wednesday, April 26, 2023 at 1:00 p.m. (local time) for the following purposes:

    1.    Election of Directors. To elect three Class III directors to serve for a term of three years. The names of the nominees are set forth in the accompanying proxy statement.

    2.    Ratify Independent Registered Public Accounting Firm. To ratify, on an advisory basis, the Audit Committee and the Board of Directors’ appointment of Crowe LLP as the independent registered public accounting firm for City Holding Company for 2023.

    3.    Advisory (Non-binding) Vote on Executive Compensation. To approve a non-binding advisory proposal on the compensation of the Named Executive Officers.

4.    Advisory (Non-binding) Vote on the Frequency of Votes on Executive Compensation. To vote on whether an advisory vote on executive compensation should be held every one, two or three years.

5.    Approval of 2023 Incentive Plan. To approve City Holding Company’s 2023 Incentive Plan.

6.    Other Business. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on March 13, 2023 are the only shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

By Order of the Board of Directors,

Victoria A. Faw,
Secretary

March 27, 2023
IMPORTANT NOTICE

We urge you to sign and return the enclosed proxy or transmit your voting instructions by telephone or Internet as promptly as possible, regardless of your plans to attend the meeting. Please refer to the instructions on the proxy card for details about transmitting your voting instructions by telephone or Internet. If you attend the meeting, you may vote your shares in person via live webcast, even if you have previously signed and returned your proxy or transmitted your voting instructions by telephone or Internet.

CITY HOLDING COMPANY
2022 PROXY STATEMENT

CITY HOLDING COMPANY
25 Gatewater Road
Charleston, West Virginia 25356-0520

PROXY STATEMENT

Information Concerning the Solicitation

    This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of City Holding Company (the “Company” or “City”) to be held on Wednesday, April 26, 2023.

    The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not currently intend to solicit proxies other than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their best efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed on or about March 27, 2023 to shareholders of record at the close of business on March 13, 2023 (the “Record Date”).

Annual Report

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2022 is being furnished with this Proxy Statement to shareholders of record as of the Record Date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2023

    This Proxy Statement and the 2022 Annual Report and any amendments thereto that are required to be furnished to shareholders are available online at www.ViewMaterial.com/CHCO.

Householding

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process is commonly referred to as “householding.”

    The Company has implemented “householding” in an effort to reduce the number of duplicate mailings to the same address. This process benefits both shareholders and the Company because it eliminates unnecessary mailings delivered to your home and helps to reduce the Company’s expenses. “Householding” will not be used, however, if the Company has received contrary instructions from one or more of the shareholders sharing an address. We will continue to “household” indefinitely until you instruct us otherwise. You may notify the Company that you would like to receive separate copies of the Company’s annual report and proxy statement in the future, or that you would like to receive one copy for multiple shareholders sharing an address, by telephoning our transfer agent at 1-800-568-3476, or writing the transfer agent at: Computershare Trust Company N.A., P. O. Box 43078, Providence, RI 02940-3078. If you would like to receive a separate copy of the Company’s 2023 Proxy Statement and 2022 Annual Report, please contact Victoria A. Faw, Corporate Secretary, City Holding Company, P. O. Box 7520, Charleston, WV 25356-0520, or call 1-304-769-1100. Even if your household receives only one annual report and one proxy statement, the Company will continue to send a separate proxy card for each shareholder residing at your address. Please note, however, that if a broker holds shares of the Company on your behalf (that is, in “street name”, e.g., in a brokerage account or retirement plan account), you may continue to receive duplicate mailings.

Attendance at the Annual Meeting

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business on the record date and guests of the Company.

Voting Methods

     The accompanying proxy is for use at the Annual Meeting if a shareholder will either be unable to attend the meeting in person or will be able to attend but wishes to vote by proxy. Shares may be voted by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet, or using a toll-free telephone number. Shareholders who vote over the Internet may incur costs, such as Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 1:00 p.m., Eastern Time, on Wednesday, April 26, 2023. Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. In the event a shareholder’s proxy does not reference Internet or telephone information because the shareholder is not the registered owner of the shares, the shareholder should complete and return the paper proxy card in the self-addressed, postage-paid envelope provided.

The proxy may be revoked at any time before the shares subject to it are voted by (i) notifying, in writing, Victoria A. Faw, Corporate Secretary, City Holding Company, P. O. Box 7520, Charleston, WV 25356-0520, (ii) executing a proxy bearing a later date (including a proxy given over the Internet or by telephone), or (iii) voting in person at the Annual Meeting the shares represented by the proxy. (Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting.) If your shares are held by a broker on your behalf (that is, in street name), you must contact your broker or nominee to revoke your proxy.

If you participate in City Holding Company’s 401(k) Plan & Trust and hold shares of Company common stock in your plan account as of the Record Date, you will receive a request for voting instructions from the tabulation agent on behalf of the trustee of the Company’s operating subsidiary City National Bank of West Virginia (“City National Bank”) with respect to your plan shares. If you hold Company common stock outside of the plan, you will vote those shares separately. You are entitled to direct City National Bank how to vote your plan shares.

All shares of the Company’s common stock, par value $2.50 per share (“Common Stock”), represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. The Board of Directors unanimously recommends a vote:

1.	FOR the nominees for director listed in these materials and on the proxy card;
2.	FOR the ratification, on an advisory basis, of the selection of the Company’s independent registered public accounting firm;
3.	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials;
4.	FOR a frequency of one year for future advisory votes on executive compensation; and
5.	FOR the approval of City Holding Company’s 2023 Incentive Plan.

    In the absence of voting instructions to the contrary, shares represented by validly executed proxies will be voted in accordance with the foregoing recommendations. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At this time, the Company is not aware of any other matters that may come before the Annual Meeting.

Shares Held in Street Name

If you hold your shares in a stock brokerage account or if your shares are held by a bank, broker, trustee or other nominee (that is, in “street name”), please follow the voting instructions provided by your broker, bank, trustee or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to City, the tabulation agent or by voting at the virtual Annual Meeting unless you provide a “legal proxy.” Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.

Outstanding Voting Shares

The Company’s only authorized voting equity security is its Common Stock.

    Only shareholders of record at the close of business on March 13, 2023, the Record Date, are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 15,429,557 shares of Common Stock (after deducting an aggregate of 4,299,206 shares held in treasury). Each share is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to a vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum. A quorum must be present before any business, including the shareholder votes listed above, can be conducted.

    With respect to proposals 1, 2, 3 and 5, the election of directors, the ratification (on an advisory basis) of Crowe LLP as the Company's independent registered public accounting firm, the approval (on an advisory basis) of the compensation of the named executive officers as discussed in these materials, and the approval of the 2023 Stock Incentive Plan, the number of votes cast “for” must exceed the number of votes cast “against” the proposal. “Abstain” votes will not affect the outcome of the proposals.

With respect to Proposal 4, the frequency of the advisory vote on executive compensation, the alternative receiving the greatest number of votes - every one year, every two years or every three years - will be the frequency that shareholders approve.

    If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote those shares on Proposals 1, 3, 4 or 5, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and those shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Cumulative Voting Rights

    Each shareholder has the right to cumulate his or her votes for the election of directors at the Annual Meeting if a shareholder gives notice to the Company in writing, directed to Victoria A. Faw, Corporate Secretary, City Holding Company, 25 Gatewater Road, Charleston, WV 25313, not less than forty-eight hours before the time set for the Annual Meeting of his or her intent to vote cumulatively in the election of directors. If one shareholder properly gives this notice, all other shareholders are entitled to vote cumulatively in the election of directors without giving further notice. The proxy solicited hereunder authorizes the proxies to cumulate their votes at their discretion if cumulative voting is permitted at the Annual Meeting.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

    Information included in this table is based upon the “beneficial ownership” rules issued under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Under these rules, a person is deemed to be a beneficial owner of any shares of our common stock if that person has or shares “voting power,” which includes the power to vote or direct the voting of the shares, or “investment power,” which includes the right to dispose or direct the disposition of the shares. Thus, under the rules, more than one person may be deemed to be a beneficial owner of the same shares. A person is also deemed to be a beneficial owner of any shares as to which that person has the right to acquire beneficial ownership within 60 days.

The table below presents certain information as of March 13, 2023 regarding beneficial ownership of shares of Common Stock by directors, named executive officers listed under “Executive Officers of City Holding Company” and all directors and executive officers as a group.

BENEFICIAL OWNERSHIP
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Common Shares Subject to a Right to Acquire (2)	Aggregate Percentage Owned	CHCO Shares Held as Collateral for Loans
	(#)	(#)	(%)	(#)

Directors
Thomas L. Burnette	32,121	-	*	-
Gregory A. Burton	1,155	-	*	-
Charles W. Fairchilds	10,467	-	*	-
William H. File III	26,557	-	*	-
Robert D. Fisher (3)	41,389	-	*	-
Charles R. Hageboeck (3)(4)	54,570	6,065	*	-
Tracy W. Hylton II	68,206	-	*	-
J. Thomas Jones	4,780	-	*	-
C. Dallas Kayser	24,019	-	*	-
Javier A. Reyes (3)	824	-	*	-
James L. Rossi	18,912	-	*	-
Sharon H. Rowe (5)	12,743	-	*	6,973
Diane W. Strong-Treister	3,821	-	*	-

Named Executive Officers
David L. Bumgarner	13,688	-	*	-
John A. DeRito	28,620	5,009	*	-
Michael T. Quinlan Jr. (6)	7,150	-	*
Jeffrey D. Legge	16,981	512	*	-
Directors and Executive Officers as a group (17 persons)	366,003	11,586	2.45%	6,973
    * Less than 1% of the issued and outstanding shares of the class

(1)    Includes shares (a) owned by or with certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations and other entities; and (d) held in trust under the Company’s 401(k) Plan & Trust.
(2)    Includes options to acquire shares of the Company’s Common Stock that are exerciseable within 60 days of February 28, 2023.
(3)    Messrs. Fisher, Hageboeck and Reyes are nominees for re-election to the Board of Directors as Class III directors.
(4)    Mr. Hageboeck serves as President and CEO of the Company and is considered a Named Executive Officer.
(5)    In December 2014, the Board of Directors approved and adopted a revised insider trading policy which, among other things, added a prohibition against the pledging by executive officers or directors of Company securities as collateral for loans or other financial obligations. Ms. Rowe’s pledge of shares predates the adoption of the revised policy and the Board of Directors approved an exception to the policy with respect to Ms. Rowe’s pledge.
(6)    Mr. Quinlan became an executive officer of the Company effective January 1, 2021.

Principal Shareholders of the Company
    The following table lists each shareholder of the Company who is the beneficial owner of more than 5% of the Company’s Common Stock, the only class of stock outstanding, as of March 13, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10055	2,110,076	14.20%
The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	1,711,482	11.52%

(1)Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2023, BlackRock beneficially owned 2,110,076 shares of common stock as of December 31, 2022, with sole voting power over 2,082,823 shares, shared voting power over no shares, sole dispositive power over 2,110,076 shares and shared dispositive power over no shares.
(2)Based upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 9, 2023, Vanguard beneficially owned 1,711,482 shares of common stock as of December 31, 2022, with sole voting power over no shares, shared voting power over 18,028 shares, sole dispositive power over 1,711,482 shares and shared dispositive power over 32,792 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% or more shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon the review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2022, all filing requirements applicable to its executive officers and directors were met except as follows: Gregory A. Burton filed one late Form 4 transaction on Form 5 to report an open market purchase of shares.

GOVERNANCE AND NOMINATING COMMITTEE REPORT

The Governance and Nominating Committee of the Board of Directors (the “Governance Committee”) is comprised of five directors and operates under a written charter adopted by the Board of Directors. All five of the directors, including the chair of the Governance Committee, are independent in accordance with Nasdaq rules. The Governance Committee is charged with the responsibilities of: (i) identifying individuals qualified to become Board members; (ii) selecting or recommending that the Board select the director nominees for the next annual meeting of shareholders; and (iii) overseeing corporate governance matters for the Company.

Director candidates are nominated by the Governance Committee. The Governance Committee will consider director candidates recommended by shareholders (see “Shareholder Proposals and Nominations”), other members of the Board, officers and employees of the Company and other sources that the Governance Committee deems appropriate. The Governance Committee’s written charter directs the Governance Committee to evaluate the candidates based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering individual nominees, the Governance Committee takes into account the qualifications of other Board members to ensure that a broad variety of skill sets and experience beneficial to the Company and its business are represented on the Board of Directors. The Company believes that all directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. Further, the backgrounds and qualifications of directors, as a group, should provide a mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The Governance Committee evaluates all director candidates in the same manner regardless of the source of the recommendation.

In the context of nominating directors, the Company has no written policy regarding how diversity should be considered in the director nomination process. The Governance Committee seeks to ensure that there is diversity of thought among the directors as the Committee believes that diversity of thought results in a more comprehensive analysis of each issue and informs better decision-making which will ultimately result in greater shareholder value. Diversity of thought may stem from many factors, including personal and professional experience, socio-economic background, age, gender, race, education, religion, nationality, skill set, geographic representation, and involvement in community, business, and civic affairs. The Governance Committee does not assign a specific weight to any factor and recognizes that no particular factor is necessarily applicable to all prospective nominees. The Board’s Governance Committee believes that its existing Board is, in fact, well diversified in terms of knowledge, experience, skills, and other characteristics, and that varying perspectives are presented on key issues.

The Governance Committee is empowered to retain outside advisors to assist in the performance of its functions with the sole authority to agree to fees and other terms of engagement. The Governance Committee did not hire any outside advisors to assist them with respect to the selection of candidates for director nominations in 2023, and has not hired one for evaluation of the current slate of directors nominated in these materials.

The Governance Committee has nominated for election as Class III directors, all of whom currently serve as Class III directors of the Company, Robert D. Fisher, Charles R. Hageboeck and Javier A. Reyes to serve three-year terms expiring at the 2026 Annual Meeting.

Respectfully submitted,

Robert D. Fisher, Chairman
William H. File III
J. Thomas Jones
Sharon H. Rowe
Diane W. Strong-Treister
February 28, 2023

ELECTION OF DIRECTORS
(Proposal 1)

    The Company’s Board of Directors currently consists of thirteen (13) members. Thomas L. Burnette, a Class III director, will not be put up for re-election at the 2023 Annual Meeting. Because Mr. Burnette will not be up for re-election, one of the four Class III director seats will be vacant until otherwise filled. The Company's Amended and Restated Bylaws authorize the remaining Directors to fill a vacancy on the Board by an affirmative vote of a majority of the remaining directors. The Board intends to fill the vacancy in due course after allowing the Governance and Nominating Committee to complete its standard process.

In accordance with the Company’s Amended and Restated Bylaws, the Board of Directors is classified into three classes as nearly equal in number as the then total number of directors constituting the whole Board permits. Each class is elected to separate three-year terms with each term expiring in different years. At each annual meeting, the directors and nominees constituting one class are elected for a three-year term. The term of Class III directors expires at the 2023 Annual Meeting. There are three nominees for election as Class III directors to serve for terms of three years expiring at the Annual Meeting in 2026. Messrs. Fisher, Hageboeck and Reyes currently serve as directors of the Company and will stand for re-election as Class III directors.

    Each director elected will continue in office until a successor has been elected. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named on the accompanying proxy card intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for directors submitted by the Governance Committee and the names of the directors of the Company whose terms of office will continue after the Annual Meeting are listed below. Director ages are shown as of the Annual Meeting date, April 26, 2023.

The Board of Directors recommends that shareholders vote “FOR” all of the Class III nominees shown below.

CLASS III DIRECTORS (Nominees for a term to expire in 2026)

Robert D. Fisher, 70, has served as a director since 1994. Mr. Fisher received a Bachelor’s degree (finance) from West Virginia University and a Doctor of Jurisprudence degree (law) from West Virginia University College of Law. He is a practicing attorney and the managing member of Adams, Fisher & Chappell, PLLC in Ripley, WV. Mr. Fisher is active and well known in the legal community in West Virginia, having served as President of the West Virginia State Bar from 2006 to 2007. Mr. Fisher joined the Board of Bank of Ripley in 1987 and, subsequent to its merger with City Holding Company, the City Holding Company Board in 1994. He lives in Jackson County, WV and is very active in community affairs, providing him with a deep knowledge of the community and its leaders. He currently serves as Chairman of the Board of Jackson General Hospital and is the President-Elect of the West Virginia Bar Association and serves on its Executive Council. In 2017, Mr. Fisher was awarded the prestigious North Star Award from the Boy Scouts of America in recognition of his significant contributions to scouting. In addition, in 2019, Mr. Fisher was recognized as a Fellow of the American Bar Foundation, a distinction limited to one percent of lawyers licensed to practice in each jurisdiction, and, in 2021, was the recipient of West Virginia Executive’s “Lawyers and Leaders” Award. The Governance Committee of the Board nominated Mr. Fisher based upon his legal expertise, his community experience and his prior board service. Mr. Fisher owns, directly or indirectly, 41,389 shares of City Holding Company common stock.

Charles R. Hageboeck, 60, has served as a director since 2005. Mr. Hageboeck received a Ph.D. in Economics from Indiana University in 1991. He has spent most of his career in banking. He now serves as City’s Chief Executive Officer and President. Mr. Hageboeck was formerly with Indiana National Bank, NBD Bank, N.A., and Peoples Bank of Indianapolis. Mr. Hageboeck is a past Chairman of the West Virginia Banker’s Association and currently serves on the Boards of the West Virginia Chamber of Commerce, the West Virginia Bankers Association and the Buckskin Council of the Boy Scouts. In 2018, Mr. Hageboeck was named as “Community Banker of the Year” by American Banker. Mr. Hageboeck was elected to City’s Board upon becoming CEO in 2005, and is the only management director on the Board. The Governance Committee of the Board nominated Mr. Hageboeck by virtue of his role as City’s Chief Executive Officer and due to his strong experience as an officer at both smaller and larger banking institutions. Mr. Hageboeck owns, directly or indirectly, 54,570 shares of City Holding Company common stock.

Javier A. Reyes, 48, has served as a director since August 2021. Mr. Reyes earned his bachelor’s degree in economics from the Instituto Tecnológico y de Estudios Superiores de Monterrey and his doctorate in economics from Texas A&M University. In July 2022, Mr. Reyes was appointed as interim Chancellor at the University of Chicago Illinois. Prior to his appointment as interim Chancellor, beginning in August 2021, Mr. Reyes served as Provost and Vice Chancellor for Academic Affairs for the University of Illinois Chicago. From 2016 through July 2021, Mr. Reyes served as the Milan Puskar Dean of the John Chambers College of Business and Economics at West Virginia University. While at West Virginia University, he served as Vice President for Start-up West Virginia from November 2018 until July 2021. Mr. Reyes has experience in investment banking and has been a visiting scholar at several international institutions. He has served as grant reviewer for the National Science Foundation and as an invited academic scholar for the International Monetary Fund and the European Bank for Reconstruction and Development. He was a founding member of the inaugural TIAA National Hispanic Advisory Council and continues to serve in its newer form, the TIAA Diversity Advisory Council. He is a an Ex-Officio trustee for the Field Museum in Chicago and he has also served in the national board of directors for the

Association for Latino Professionals for America (ALPFA) and the national board of directors for the University Professional and Continuing Education Association. Mr. Reyes owns, directly or indirectly, 824 shares of City Holding Company common stock.

CLASS I DIRECTORS (Directors whose terms expire in 2024)

Gregory A. Burton, 63, has served as a director since July 2021. Mr. Burton helped start BrickStreet Mutual Insurance, “BrickStreet”, in 2006 and served as its Chief Executive Officer until 2017. In April 2017, BrickStreet merged with Motorists Mutual (Ohio) to form what is now Encova Mutual Insurance Group, “Encova”. Mr. Burton retired as the Executive Chairman of the combined entity on December 31, 2021 and served on the Board of Encova in a non-executive capacity until September of 2022 when he retired from the Board. Mr. Burton’s resume includes work experience in city and state government, as well as the banking, financial and insurance industries. He currently serves on the boards of the West Virginia Chamber of Commerce, the University of Charleston (Vitality and Executive Committees), the JF Allen Company Board of Directors, and the Board of Visitors for West Virginia State University. Mr. Burton owns, directly or indirectly, 1,155 shares of City Holding Company common stock.

J. Thomas Jones, 73, has served as a director since 2013. Mr. Jones was the Chief Executive Officer of West Virginia United Health System located in Fairmont, WV, from 2003 until January 2014. Following his retirement, he served as the Consultant to the CEO of West Virginia United Health System until 2015. During his tenure at United Health System, he oversaw its expansion from two hospitals—Ruby Memorial in Morgantown and United Hospital Center in Clarksburg—to include hospitals in Martinsburg, Ranson and Parkersburg and become the largest health system in the state, employing over 10,000 people on six campuses. Mr. Jones was appointed to The Board of Governors of West Virginia University in 2014 where he currently serves as Chair. He has also been active in the state’s business community, and was inducted in 2012 into the West Virginia Business Hall of Fame. He has been chair of the Board of Directors of the West Virginia Chamber of Commerce, and has served on the boards of the American Hospital Association, the West Virginia Higher Education Policy Commission, Arch Coal, Premier Inc. and many other local, state, and national groups. In 2008, WV Executive magazine named Mr. Jones one of the 50 Most Influential Leaders in West Virginia. He was also recognized as an Outstanding Alumnae of the West Virginia University College of Business and Economics. The Governance Committee nominated Mr. Jones based upon his business experience running a large, complex organization as well as his extensive knowledge of the Morgantown and central WV markets. Mr. Jones owns, directly or indirectly, 4,780 shares of City Holding Company common stock.

James L. Rossi, 68, has served as a director since 2001. Mr. Rossi, a licensed CPA, received his Bachelor’s degree from West Virginia University. Mr. Rossi maintained his own public accounting firm, James Rossi, CPA from September 1978 to July 2008. From July 2008 until his retirement in May 2013, Mr. Rossi was the Chief Financial Officer of Valtronics, Inc. (which manufactures products for commercial and industrial clients). Mr. Rossi is also a member of Flesher, LLC, a limited liability real estate leasing and development company. Mr. Rossi also serves on the Board of Directors of Fruth Pharmacy, which operates retail pharmacies in WV, KY and OH and employs over 600 people. He also served as the Finance & Audit Chair for Pleasant Valley Hospital board of directors until October 2022 when it was acquired by Mountain Health Network and serves on the advisory boards of the Mason County Development Authority and the Mason County Homeless Shelter. The Governance Committee considers Mr. Rossi’s accounting background, and status as an accounting expert, a key reason why he has been nominated to City’s Board of Directors. Additionally, Mr. Rossi joined the Board of Directors of The Peoples National Bank (formerly known as The Peoples Bank of Point Pleasant) in 1997, the Board of Directors of City National Bank in 1999 and the City Holding Company Board of Directors in 2001. The Governance Committee nominated Mr. Rossi based on his long experience on bank boards, his deep roots in Mason County, WV, and his knowledge regarding that local economy and its leaders. Mr. Rossi owns, directly or indirectly, 18,912 shares of City Holding Company common stock.

Diane W. Strong-Treister, 66, has served as a director since 2018. Ms. Strong-Treister attended Rio Grande College and West Virginia State College. She has worked with Manpower, an employment/staffing company, since January 1987 and has been the President and franchise owner since 1997. Ms. Strong-Treister is active in community affairs and serves on the Workforce Investment Board for the State of West Virginia, the Executive Board of Buckskin Council of the Boy Scouts, the Charleston Roundtable Committee of the Federal Reserve Bank of Richmond, the Executive Board of Association of Manpower Franchise Owners (AMFO) for North America (prior Chair), the Executive Board of Directors of the Charleston Alliance, the West Virginia Manufacturer’s Education Fund Board, Mountain State YPO Gold Executive Board, and the Board of Visitors for West Virginia State University. Ms. Strong-Treister is a registered and certified Women Business Enterprise National Council (WBENC) member, was recognized in 2014 as a recipient of the YWCA Women of Achievement and was honored as a member of West Virginia Executive’s Sharp Shooters Class of 2020. The Governance Committee of the Board nominated Ms. Strong-Treister based on her experience operating a successful business with multiple offices located throughout the states of West Virginia and Kentucky and as a major employer for businesses within the administrative, industrial, professional and healthcare divisions. Ms. Strong-Treister owns, directly or indirectly, 3,821 shares of City Holding Company common stock.

CLASS II DIRECTORS (Directors whose terms expire in 2025)

Charles W. Fairchilds, 75, has served as a director since 2013. Mr. Fairchilds was President of Allied Ready Mix Company in Waynesboro, VA from 1987 until his retirement in January 2009. In this role, he was responsible for all aspects of three operating divisions that specialized in construction materials and employed over 150 people. Prior to joining Allied Ready Mix Company, Mr. Fairchilds owned and operated his own machine shop business in Waynesboro, VA for over three years. He started his manufacturing career with Cummins Engine Company in 1973, holding various manufacturing positions within the company, including serving as Plant Manager of the Columbus Engine Plant, which had over a million square feet of space and housed 5,500 employees, until his departure in 1983. During his time in Waynesboro and Augusta County (Virginia), Mr. Fairchilds served his community in a variety of different roles including President of the Waynesboro YMCA and the Waynesboro/East Augusta Chamber of Commerce. He earned his MBA at the University of Virginia. Mr. Fairchilds previously served on the Board of Directors of Community Bank (“Community”), Staunton, VA, beginning in 1996 until its merger with City Holding Company in January 2013. Additionally, he served as Chairman of the Audit Committee of Community. The Governance Committee believes that with his education and professional experiences, Mr. Fairchilds brings strong leadership, management, finance and accounting skills to the Company’s Board. Mr. Fairchilds owns, directly or indirectly, 10,467 shares of City Holding Company common stock.

William H. File III, 75, has served as a director since 2001. Mr. File received a Bachelor’s degree in political science from Lynchburg College, Virginia, and a Doctor of Jurisprudence degree (law) from West Virginia University College of Law.  Mr. File is a practicing attorney and a partner in the firm File Payne Scherer & File PLLC and is the City Solicitor for Beckley, West Virginia. Mr. File was first elected to the Bank of Raleigh Board of Directors in 1984.  He was a member of the Board of Horizon Bancorp, Inc. from 1993 until its merger with City Holding Company on December 31, 1998, and, subsequently, he has been a member of the City National Bank and City Holding Company Boards until the present date.  He is Chairman of the West Virginia Educational Broadcasting Authority that oversees public television and public radio in West Virginia, and is Past President and legal advisor to the Beckley Area Foundation, a community foundation serving the Raleigh County market. Mr. File has deep knowledge of the Raleigh County economy and its local leaders.  The Governance Committee of the Board nominated Mr. File based upon his legal expertise, his knowledge of the Raleigh County market, and his long tenure on bank boards. Mr. File owns, directly or indirectly, 26,557 shares of City Holding Company common stock.

Tracy W. Hylton II, 74, has served as a director since 1993. Mr. Hylton is the President of Eller, Inc., a construction and reclamation company, and President of Lightning, Inc., a lease holding and coal sales company. Mr. Hylton has a number of business interests including those in coal, auto dealerships, hotels in various states, retail and real estate. Through these business interests he has knowledge of, and contacts with, many other business people throughout the State of West Virginia. He is active in a number of civic organizations.  Mr. Hylton joined the Board of the Bank of Raleigh in 1984, the Board of Horizon Bancorp, Inc. in 1993, and subsequent to the merger with City on December, 31, 1998, the City Holding Company Board.  Mr. Hylton has deep business contacts and knowledge of the West Virginia and Raleigh County marketplace.  The Governance Committee of the Board nominated Mr. Hylton based upon his varied business interests, knowledge, and contacts, his knowledge of the Raleigh County market, and his experience on bank boards. Mr. Hylton owns, directly or indirectly, 68,206 shares of City Holding Company common stock.

C. Dallas Kayser, 71, has served as a director since 1995. Since January 1, 2016, he has served as the non-executive Chairman of the Board of City Holding Company. Mr. Kayser received his Bachelor’s degree (economics) from Marshall University and his Doctor of Jurisprudence from the West Virginia University College of Law. In December 2020, he retired as the senior partner of Kayser Layne & Clark, PLLC. He had been in the private practice of law since 1976. He is the Treasurer of Deerfield Development Company and has previously served as the Chairman of the Board of Trustees of Pleasant Valley Hospital and currently serves as the secretary and on its finance and executive committees. In addition, he has served as the Chairman of the Board of Trustees of the United Methodist Foundation of West Virginia, Inc. and served on its Executive, Compensation, Audit and Investment Committees. Mr. Kayser is a charter member of the Mason County Community Foundation. The Governance Committee nominated Mr. Kayser based upon his legal background, his broad business and community involvement, and his experience on bank boards. Mr. Kayser owns, directly or indirectly, 24,019 shares of City Holding Company common stock.

Sharon H. Rowe, 71, has served as a director since 2001. Ms. Rowe attended West Virginia University. In February 2013, Ms. Rowe formed a limited liability company, SHR Consulting, LLC, which provides public relations, marketing and events planning services. She retired as Vice President of Communications of The Greenbrier Resort and Club Management Company in 2005 after 27 years with the company and subsequently served as a senior consultant to two marketing communications firms until forming SHR Consulting, LLC. Ms. Rowe joined the Boards of Greenbrier Valley National Bank and Horizon Bancorp, Inc. in 1996, the Board of City National Bank of West Virginia in 1999 and, subsequently, in 2001, the City Holding Company Board of Directors. A recognized leader in West Virginia’s tourism industry, she is past chair and member of the Board of Directors of the West Virginia Hospitality and Travel Association. Ms. Rowe serves as a director on numerous boards in West Virginia including the advisory board of the Clay Center for the Arts and Sciences, the Leadership Council of the WVU Cancer Institute, the Greenbrier County Convention and Visitors Bureau, HospiceCare, United Way of the Greenbrier Valley and Carnegie Hall WV. The Governance Committee of the Board nominated Ms. Rowe based upon her marketing and communications experience, prior bank board service and her statewide involvement. Ms. Rowe owns, directly or indirectly, 12,743 shares of City Holding Company common stock.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board of Directors

    The Company is managed under the direction of the Board of Directors, which has adopted Codes of Business Conduct and Ethics and charters for the Governance and Nominating Committee, Compensation Committee and the Audit Committee that set forth certain corporate governance practices. These documents are available on the Company’s Internet website at http://www.bankatcity.com under the Corporate Governance link located at the bottom of the page.

Board Leadership Structure and Oversight of Risk

The Company’s CEO does not serve as the Chairman of the Board. During 2022, the Chairman of the Board was C. Dallas Kayser, who presides at all meetings of the Board and meetings of the independent directors.  The decision to separate the roles of CEO and Chairman reflects internal control considerations and allows the Chairman to maintain an independent role in the oversight of management. The Chairman of the Board also chairs the Executive Committee, which is comprised of the chairmen of the other standing committees and the Company’s CEO. The Board’s involvement in risk management includes: monthly reports and presentations by the Company’s Chief Credit Officer on credit trends, past-due loans, non-accruing loans, and classified loans; monthly reports and presentations by the Company’s Executive Vice President (“EVP”) of Commercial Banking on lending activity within the prior month; reports on Information Security presented by the Company’s Chief Information Officer and the Information Security Officer monthly and in greater depth at least annually; monthly reports on liquidity and transactions within the Company’s investment portfolio; monthly reports on capital; quarterly reports on interest rate risk and enterprise risk management; oversight of the internal audit function, regulatory compliance and loan review by the Audit Committee; annual reports to the Board of Directors from the Company’s primary regulators; oversight of significant legal risks presented by the Company’s Senior Vice President & General Counsel; oversight of governance issues by the Governance Committee; and through other reports from management on additional areas of risk as they are identified or requested.

Security Standards and Security Risk Insurance

The Company conducts various independent tests on an annual basis to assess internal controls for information technology. This testing, performed by a third party, includes internal and external penetration testing, internal controls tests, and social engineering tests. These tests help us to gauge our compliance with information security standards and regulatory requirements. The Company also performs various internal self-assessments for information security risks, cybersecurity risks, and technology risks.

Additionally, all employees are required to take annual information security training via our online training program. Our information security team proactively and regularly provides simulated phish testing with training, and employees are educated via Security eAlerts and other communications sent periodically throughout the year as well as more regular formalized training for various groups and committees.

The Company also maintains insurance coverage for claims arising from unauthorized access to data, failure to provide notification of a data breach where required by law, failure to destroy confidential information, failure to comply with a privacy policy, wrongful collection of private or confidential information, failure to prevent a security breach that results in the inability of authorized users to gain system access, the participation in a distributed denial of service attack, or the transmission of malware.

Environmental Social and Governance (ESG)

The Company believes that earning the trust of customers, shareholders, and other stakeholders is a foundation of the Company’s success. Inherent in the trust and confidence our various stakeholders place in the Company is a requirement that the Company’s Board of Directors and management team be cognizant of the Company’s role as a corporate citizen, and the need for the Company to play that role responsibly. That is why the Board and management work to integrate environmental, social, and governance (“ESG”) considerations into the Company’s business.

The Company views ESG, especially the environmental and social aspects of ESG, to be local in nature, and therefore we focus our corporate citizenship efforts primarily in the communities we serve. Some of these local efforts include:

•Encouraging and supporting employees in local volunteer efforts;
•Providing start up and growth capital through loans to local innovators and entrepreneurs;
•Promoting affordable housing projects;
•Investing in economic and community development projects;
•Supporting chambers of commerce, business accelerators and other organizations, including those focused on minority and women-owned businesses;
•Donating to aid organizations that support those in need across our footprint’ and
•Utilizing sustainable elements and processes when remodeling/renovating branch locations and other offices.

In the coming year, the Company expects to reaffirm its role as a responsible corporate citizen by continuing to incorporate ESG considerations in various aspects of its business.

Management Succession Planning and Development

Succession planning and talent development are important at all levels within our organization. The Board oversees management’s succession plan for key positions at the senior officer level, and most importantly for the Chief Executive Officer position. The Board annually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan. The Board’s succession planning activities are ongoing and strategic, and may be supported by independent third-party consultants. In addition, the CEO annually provides his assessment to the Board of senior leaders and their potential to succeed at key senior management positions.

Independence of Directors

Nasdaq rules require that a majority of the directors of Nasdaq-listed companies be “independent.” An “independent director” generally means a person other than an officer or employee of the listed company or its subsidiaries, or any other individual having a relationship, which, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Certain categories of persons are deemed not to be independent under the Nasdaq rules, such as persons employed by the listed company within the last three years, and persons who have received (or whose immediate family members have received) payments exceeding a specified amount from the listed company within the last three years, excluding payments that are not of a disqualifying nature (such as compensation for board service, payments arising solely from investments in the listed company’s securities, and benefits under a tax-qualified retirement plan). Nasdaq rules impose somewhat more stringent independence requirements on persons who serve as members of the audit committee and the compensation committee of a listed company.

On an annual basis, the Independent Directors of the Board of Directors evaluates and assesses directors’ independence. In doing so, they evaluate, among other factors, any transactions, relationships, and arrangements that could prohibit a finding of director independence, or that could impair the independence of the director. Of the thirteen persons serving on our Board of Directors as of the date of this Proxy, we believe eleven are independent. We believe that Messrs. Burton, Fairchilds, File, Fisher, Hylton, Jones, Kayser, Reyes, Rossi and Mmes. Rowe and Strong-Treister are “independent” for purposes of Nasdaq rules. Mr. Hageboeck is not considered independent because he is an officer of City Holding Company. In addition, because of payments made to a business interest of Mr. Burnette, we have determined that, for purposes of Nasdaq rules, he is no longer independent. The transactions in question are described in additional detail below in “Certain Transactions Involving Directors and Executive Officers”.

The Board of Directors has determined that no current member of the Governance, Audit or Compensation Committees has any material relationship with the Company (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company), and that all members of these committees meet the criteria for independence under the Nasdaq listing standards as of the date of this Proxy.

Meetings of Independent Directors

    Independent members of the Board of Directors generally meet in executive sessions without management either immediately preceding or immediately following every regularly scheduled Board meeting. Other sessions may be called by the Chairman in his or her own discretion or at the request of the independent members of the Board. The independent directors met six times in 2022. Mr. Kayser, the independent Chairman, led both the regular meetings of the Company’s directors as well as the executive sessions of independent directors during 2022.

Shareholders and other interested persons may contact the Chairman of the Board or the independent members of the Board of Directors as a group through the method described in “Communications with the Board of Directors” below.

Attendance at Annual Meeting

    Although there is no formal written policy, the Company expects all directors to attend the Annual Meeting of Shareholders each year and historically more than a majority have done so. All directors, except Mr. Hylton, attended the Annual Meeting of Shareholders held on April 12, 2022.

Communications with the Board of Directors

    The Board of Directors has unanimously approved a process for shareholders to send communications to the Board of Directors and individual directors. Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the

Board, the independent directors or a specified individual member of the Board in writing by mail c/o City Holding Company, 25 Gatewater Road, P. O. Box 7520, Charleston, WV 25356-0520, Attention: Victoria A. Faw, Corporate Secretary. All communications will be forwarded to the Board of Directors, the specified committee of the Board or the specified individual director, as appropriate. The Company screens all mail for security purposes.

Availability of Codes of Business Conduct and Ethics and Committee Charters

    In December 2009, the Company adopted a Code of Business Conduct and Ethics which applies to all employees (including its chief executive officer and chief financial officer). Members of the Board of Directors are governed by a separate Code of Business Conduct and Ethics approved in January 2004. All members of the Board of Directors attest annually to their continued compliance with the Code of Business Conduct and Ethics. Both of the Codes of Business Conduct and Ethics and the charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on the Company’s Internet website at http://www.bankatcity.com under the Corporate Governance link located at the bottom of the page. The Company intends to disclose any changes in or waivers from its Codes of Business Conduct and Ethics by posting such information on its website or by filing a Form 8-K.

Committees of the Board of Directors and Meeting Attendance

    The full Board of Directors met, either in person, by videoconference, or by teleconference, ten times during the fiscal year ended December 31, 2022. All of the members of the Board of Directors of the Company, except Mr. Hylton, attended at least 75% of both the aggregate meetings of the Board of Directors and all committees on which such director served during 2022. Mr. Hylton missed the Board of Directors and committee meetings due to prolonged medical issues, and his absence was excused by the Board of Directors.

Membership on Certain Board Committees

    The Board of Directors of City Holding Company has established an Audit Committee, Executive Committee, Nominating and Governance Committee, Compensation Committee, and Trust Committee. The following table sets forth the membership of such committees and the independence of each director as of the date of this proxy statement.

Director	Executive Committee	Audit Committee	Governance and Nominating Committee	Compensation Committee	Trust Committee	Independent (1)

Thomas L. Burnette					X
Gregory A. Burton				X		X
Charles W. Fairchilds				X		X
William H. File III	X		X	Chairman	X	X
Robert D. Fisher		X	Chairman			X
Charles R. Hageboeck	X
Tracy W. Hylton II		X			X	X
J. Thomas Jones			X	X		X
C. Dallas Kayser	Chairman					X
Javier A. Reyes		X				X
James L. Rossi (2)	X	Chairman				X
Sharon H. Rowe		X	X			X
Diane W. Strong-Treister		X	X			X

Number of Meetings Held in 2022	0	6	4	3	1	6

(1)    Director meets the independence requirements as defined in the listing standards of Nasdaq and SEC regulations.
(2)    Mr. Rossi, in addition to being the committee chairman, is the Audit Committee’s “audit committee financial expert”.

    Executive Committee

For the fiscal year ended December 31, 2022, the Executive Committee consisted of Messrs. Kayser (Chairman), File, Fisher, Hageboeck, and Rossi. Subject to limitations imposed by the West Virginia Business Corporation Act, the Executive Committee has the power to act between meetings of the Board on virtually all matters that the Board could act upon, but generally as a matter of practice reserves its function for special or emergency purposes. The Executive Committee did not meet during the fiscal year ended December 31, 2022.

Compensation Committee

During 2022, the Compensation Committee was comprised of Messrs. File (Chairman), Burton, Fairchilds, and Jones. The Board of Directors has determined that each of the current members of the Compensation Committee, including the chairman of the committee, is “independent” within the meaning of the general independence standards of the listing standards of Nasdaq. For a description of the function of the Compensation Committee, see the “Board Compensation Committee Report on Executive Compensation”. The Compensation Committee met three times during the fiscal year ended December 31, 2022.

Audit Committee

In 2022, the Audit Committee included Messrs. Rossi (Chairman), Fisher, Hylton, Reyes, and Mmes. Rowe and Strong-Treister, none of whom is employed by the Company. The Board of Directors determined that each of the members of the Audit Committee was “independent” within the meaning of the enhanced independence standards for audit committee members in the Securities Exchange Act and rules thereunder, and as incorporated into Nasdaq listing standards during 2022.

The Board of Directors also determined that James L. Rossi, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and is “independent” within the meaning of the enhanced independence standards for audit committee members in the Nasdaq listing standards.

The Audit Committee held six meetings during fiscal year 2022. The Audit Committee selects the Company’s independent registered public accounting firm (subject to advisory shareholder ratification), considers the scope of the audit, reviews the activities and recommendations made by the Company’s internal auditors, and considers comments made by the independent registered public accounting firm with respect to the Company’s internal control structure.

Governance and Nominating Committee

During 2022, the Governance and Nominating Committee (“Governance Committee”) consisted of Messrs. Fisher (Chairman), File, Jones and Mmes. Rowe and Strong-Treister. The Board of Directors has determined that each of the current members of the Governance Committee is “independent” within the meaning of the general independence standards of the listing standards of Nasdaq. For a description of the function of the Governance Committee, see the “Governance and Nominating Committee Report”. The Governance Committee met four times during fiscal year 2022.

Director Candidate Recommendations and Nominations by Shareholders. The Governance Committee Charter provides that the Governance Committee will consider director candidate recommendations by shareholders. Any shareholder entitled to vote for the election of directors may (1) recommend candidates for election to the Board of Directors or (2) nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the Company’s Amended and Restated Bylaws, which are summarized in “Shareholder Proposals and Nominations”.

Governance and Nominating Committee Process for Identifying and Evaluating Director Candidates. For a description of the Governance Committee’s process for identifying and evaluating candidates for election to the Board of Directors, see the “Governance and Nominating Committee Report”. The Governance Committee did not receive any recommendations from shareholders in connection with the 2023 Annual Meeting.

Trust Committee

During 2022, Board representatives on the Trust Committee consisted of Messrs. File (Chairman), Burnette, and Hylton. The Trust Committee met one time during fiscal year 2022. The Trust Committee exercises general oversight of the trust activities of the Company’s lead subsidiary, City National Bank.

Compensation of Directors

    For 2022, non-employee directors of the Company received an annual retainer of $33,500 plus $1,200 for each Board meeting and $750 for each committee meeting attended. In addition, Messrs. File, Fisher, Kayser and Rossi received committee chair and Chairman fees of $5,000, $5,000, $55,000 and $10,000, respectively. Expenses associated with attending meetings, such as travel costs and meals, are considered integrally and directly related to the performance of their duties as directors, are not considered to be personal benefits or perquisites and are not separately disclosed. For further discussion as to compensation philosophy, please see the “Compensation Discussion and Analysis“.

    On January 26, 2022, the Board awarded the equivalent of $30,000 of Company Common Stock or 369 shares, par value $2.50, to each non-employee director of the Company as of the date of grant and pro-rated based upon their months of service during the prior year. The market price of Company Common Stock on the date of grant, January 26, 2022, was $81.15 per share.

    Bank of Raleigh Directors Deferred Compensation Plan

    Between 1987 and 1998, ten directors of the former Bank of Raleigh deferred all or part of their director fees in exchange for compensation that was deferred until their 70th birthdays. The Bank of Raleigh was part of Horizon Bancorp, Inc., which merged with the Company on December 31, 1998. The shareholders of both corporations ratified that merger and the benefits due under the Bank of Raleigh Directors Deferred Compensation Plan when they approved the merger in 1998. Directors File and Hylton were directors of the former Bank of Raleigh, and are covered by the plan. Under the terms of the plan, directors were given the opportunity to defer all or a portion of their directors’ fees for their service to the Bank of Raleigh beginning in 1987 through 1998. As a result of such deferrals, these directors (or their survivors) are entitled to payments for a period of 15 years upon reaching retirement age, as defined by the plan, or death. The methodology for calculating future benefits for these directors was established at the time that the deferrals were made, and is unaffected by their current service on the Board of the Company. The Company accrued the present value of these obligations on its Consolidated Balance Sheet. Their deferred benefits under the plan are as follows:

	Monthly Pension Benefit	Pension Start Date	Present Value of Benefit @ 12/31/22	Expense Recognized In 2022 In Regard to Benefits

William H. File III	$6,631	7/1/2017	$578,036	$35,723
Tracy W. Hylton II	$4,790	9/1/2018	$454,286	$27,939

Board Diversity

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules, as amended in December 2022, also require most Nasdaq listed companies to have, or explain why they do not have, at least one diverse director, by December 31, 2023 and two diverse directors by December 31, 2025. These diverse directors must include one who self-identifies in one or more of the of the following categories: Female, Underrepresented Minority or LGBTQ+. Accordingly, the Company has surveyed its directors and concluded that it would be in compliance with Nasdaq’s diversity requirement. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

BOARD DIVERSITY MATRIX (As of March 13, 2023)
	Female	Male	Non-Binary	Did not Disclose Gender
Total Number of Directors	13
Part I: Gender Identity
Directors	2	10	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

2022 DIRECTOR COMPENSATION

2022 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

Thomas L. Burnette	46,250	29,944	-	76,194
Gregory A. Burton (1)	46,250	14,932	-	61,182
Charles W. Fairchilds	47,000	29,944	-	76,944
William H. File III	56,500	29,944	35,723	122,167
Robert D. Fisher	58,750	29,944	-	88,694
Charles R. Hageboeck (2)	-	-	-	-
Tracy W. Hylton II	45,950	29,944	27,939	103,833
J. Thomas Jones	48,500	29,944	-	78,444
C. Dallas Kayser	100,500	29,944	-	130,444
Javier A. Reyes (1)	49,250	12,416		61,666
James L. Rossi	60,000	29,944	-	89,944
Sharon H. Rowe	53,750	29,944	-	83,694
Diane W. Strong-Treister	53,000	29,944	-	82,944

(1)    Messrs. Burton and Reyes were appointed to the Board of Directors in July 2021 and August 2021, respectively.
(2)    Mr. Hageboeck, President and CEO of the Company, does not receive fees for director or committee service or for meeting attendance.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of six independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects the Company’s independent registered public accounting firm, subject to advisory shareholder ratification. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and for performing an audit of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Crowe LLP (“Crowe”), the Company’s independent registered public accounting firm.

    Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Crowe.

    The Audit Committee has discussed with Crowe the matters required to be discussed by the statement on Auditing Standards No. 1301 as adopted by the Public Company Accounting Oversight Board.

    The Audit Committee has also received the written disclosures and the letter from Crowe regarding that firm’s communication with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with Crowe that firm’s independence from the Company. The Audit Committee has also considered whether the provision of non-audit related services by Crowe is compatible with maintaining Crowe’s independence and determined that Crowe’s independence has not been impaired.

    Based upon the Audit Committee’s discussions with management and Crowe and the Audit Committee’s review of the representations of management and the report of Crowe to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission.

Respectfully submitted,

James L. Rossi, Chairman
Robert D. Fisher
Javier A. Reyes
Tracy W. Hylton II
Sharon H. Rowe
Diane W. Strong-Treister

February 21, 2023

    This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless the Company specifically incorporates this report by reference. It will not be otherwise filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

    Our Board has ratified the decision of the Audit Committee to engage Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Crowe has served as the Company’s independent registered public accounting firm since 2019. Although we are not required to do so, it has been our practice to seek shareholder ratification of this appointment as a matter of good corporate governance. Representatives of Crowe will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

    If the shareholders fail to ratify the selection, the Board may reconsider whether or not to retain Crowe and reserves the discretion to retain Crowe as our independent registered public accounting firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the Company and its shareholders.

    The Audit Committee and the Board of Directors unanimously recommend the shareholders vote “FOR”
such ratification on an advisory basis.

Principal Accounting Fees and Services

During the fiscal years ended December 31, 2022 and 2021, the Company engaged Crowe as its independent registered public accounting firm principally to perform the annual audit of its consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, and to render other allowable services. The following table lists fees paid to Crowe for services rendered in fiscal years 2022 and 2021:

	2022	2021
Audit Fees (1)	$624,300	$582,000
Audit-Related Fees (2)	53,560	8,560
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$677,860	$590,560

(1)Audit Fees include fees associated with the annual audit of the Company’s consolidated financial statements, included in its Annual Report on Form 10-K filed with the SEC, the audit of the effectiveness of the Company’s internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q filed with the SEC as well as the issuance of consents in filings with the SEC.
(2)Audit-Related Fees include fees and expenses associated with the filing of an S-4 and S-4/A Registration Statement with the Securities and Exchange Commission during the fiscal year 2022 and database license fees in fiscal years 2022 and 2021.

Pre-Approval Policies and Procedures

The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Company by the independent registered public accounting firm, provided, however, that the Audit Committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the Company. All of the services described above which Crowe provided and for which they billed the Company, were pre-approved by the Company’s Audit Committee. For the fiscal year ended December 31, 2022, the Company’s Audit Committee did not waive the pre-approval requirement of any non-audit services provided to the Company by Crowe.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The directors constituting the Compensation Committee in 2022 were Messrs. File (Chairman), Burton, Fairchilds and Jones. None of the individuals who served as a member of the Compensation Committee during calendar year 2022 were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

EXECUTIVE OFFICERS OF CITY HOLDING COMPANY

    The following table sets forth the name of each “named executive officer,” as that term is defined by the SEC rules, and the principal positions and offices held with the Company as of December 31, 2022. Each of these officers has served as an executive officer of the Company for at least five years. Officers’ ages are shown as of the date of the Annual Meeting, April 26, 2023.

Name	Age	Business Experience
Charles R. Hageboeck	60	President and Chief Executive Officer, City Holding Company and City National Bank since February 2005.
John A. DeRito	73	Executive Vice President of Commercial Banking, City Holding Company and City National Bank since June 2004.
David L. Bumgarner	58	Executive Vice President and Chief Financial Officer, City Holding Company and City National Bank since April 2019. Senior Vice President and Chief Financial Officer, City Holding Company and City National Bank from February 2005 - March 2019.

Michael T. Quinlan, Jr.	54	Executive Vice President of Retail Banking, City Holding Company and City National Bank since January 2021. Senior Vice President of Retail Banking of City National Bank of West Virginia since 2001.
Jeffrey D. Legge	59	Executive Vice President, Chief Administrative Officer and Chief Information Officer, City Holding Company and City National Bank since October 2019. Senior Vice President, City Holding Company and City National Bank from December 2005 - September 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of the Compensation Committee’s philosophy and objectives in designing the Company’s compensation programs as well as the compensation determinations relating to the President and Chief Executive Officer, Chief Financial Officer, EVP of Commercial Banking, EVP of Retail Banking, and the Chief Administrative Officer/Chief Information Officer, who are collectively referred to as the “named executive officers” or “executives.”

This discussion should be read together with the compensation tables for our named executive officers, which can be found following this discussion.

Executive Summary

Financial and Strategic Highlights

City Holding Company completed another successful year in 2022 in regards to financial performance. Financial highlights include:

•Net income of $102.1 million
•Return on Average Assets (“ROAA”) of 1.71%
•Return on Average Tangible Common Equity (“ROATCE”) of 20.3% (20.4% after adjusting for the impact of acquisition and integration expenses)
•Efficiency ratio of 48.3%
•Net interest margin of 3.33%

Key Compensation Outcomes

Compensation outcomes for 2022 reflected the Company’s strong performance, which exceeded peer averages during the year, and subsequently included cash and equity awards that were generally above targeted performance levels as determined under the Company’s executive incentive plans.

•Salaries: Salaries were set in 2022 based in part upon recommendations from an independent outside compensation consultant, McLagan (“McLagan”), a business unit of Aon plc.

•Cash Incentives: The Company performed above targeted performance levels in 2022. Annual cash incentives are based on the Company’s relative performance on Return on Average Tangible Common Equity (ROATCE) as compared to the Company's peer group. The Company’s relative ROATCE for 2022 was 20.4% (excluding the impact of the acquisition and integration expenses) and placed it in the 83rd percentile of the Company’s peer group for 2022. As a result, executives received cash incentives relative to the ROATCE plan at 166% of their targeted payout levels.

•Long-Term Incentives: The Company granted Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”) in 2022. Targeted levels of PSUs were tied to base salary, but actual grants will be determined based upon Company performance during 2022-2024.

•The Company did not make special grants to executives in the most recent fiscal year.

Say-on-Pay Vote

The Compensation Committee evaluates the Company’s executive compensation programs in light of market conditions, shareholder views, and governance considerations, and makes changes as appropriate. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to permit a separate non-binding advisory shareholder vote to approve the compensation of its executives. In 2017, the Company’s shareholders voted to hold this advisory “say-on-pay” vote every year. The shareholders will again vote on the frequency of say-on-pay votes at the 2023 Annual Meeting.

At the 2022 annual shareholders meeting, shareholders overwhelmingly approved the compensation of the executives, with 96.5% of shareholder votes cast in favor of the advisory say-on-pay proposal. The Company considered the number of votes cast in favor of the 2022 say-on-pay proposal to be a positive endorsement of its current pay practices and believes the vote result is evidence that its compensation policies and decisions have been in the best interests of shareholders. The Company will continue to monitor the level of support for each say-on-pay proposal in the future, including the results of Proposal 3 of the 2023 Annual Meeting described herein, and will consider this alongside other factors as it makes future executive compensation decisions.

Executive Compensation Philosophy

The Compensation Committee believes that its principal responsibility is to ensure that the Company’s compensation practices allow it to keep qualified management and to focus management on achieving business and financial objectives intended to increase shareholder returns and drive sustained value creation without promoting excessive risk taking.

The Compensation Committee believes that overall compensation should reflect compensation levels of comparable executives at peer institutions while also taking into account individual responsibilities and contributions to the Company’s overall performance as measured by profitability, the market price of the Company’s stock, and progress made toward achieving long-term strategic objectives.

    In line with its pay-for-performance philosophy, the Compensation Committee believes that executives whose companies have performed well should be better compensated than executives whose companies have performed poorly. As such, the Company has generally targeted base salaries near the peer group median, provided strong cash incentive opportunities when the Company performs well, and granted stock compensation that rewards management for long-term success. The Company has not emphasized tenure-based compensation such as defined benefit pension plans and SERPs. The Company’s Board considers such forms of compensation to be misaligned with shareholder interests because it believes these forms of compensation generally reward tenure instead of performance. In short, the executives are accountable for the performance of the Company and the Board has designed the compensation program to reflect this.

Role of the Compensation Committee

    The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for executive officers and directors of the Company. The Compensation Committee completed the following actions relative to 2022 executive compensation:

•Reviewed and approved stock ownership requirements of named executive officers and directors, first effective in 2012
•Hired an independent compensation consultant to assist in a review of executive compensation, and with their assistance:

◦Reviewed and approved the compensation peer group
◦Reviewed base salaries for the named executive officers
◦Reviewed and re-approved the Company’s compensation philosophy
◦Reviewed and approved equity awards to named executive officers
◦Reviewed and approved cash incentive payments for named executive officers
◦Reviewed and approved the 2023 cash incentive plan

Role and Relationship of the Compensation Consultant

As permitted by the Compensation Committee Charter, the Compensation Committee engaged an independent outside compensation consultant, McLagan, in 2022, to provide independent executive compensation advice and market compensation information. McLagan assists the Compensation Committee with the following initiatives:

•Reviewed and updated a peer group of institutions for compensation benchmarking
•Advised the Compensation Committee on changes in industry compensation practices and provided insight on emerging regulations
•Provided recommendations to the Compensation Committee regarding salaries and the appropriate level of cash incentives and equity awards
•Compiled information relating to board of director compensation from peer banks

    The Compensation Committee evaluated McLagan’s analysis and recommendations alongside other factors when making compensation decisions affecting the Company’s executive compensation program and when submitting its own recommendations to the Board on these matters.

Pursuant to the terms of its retention, McLagan reported directly to the Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with McLagan. McLagan did not provide any services outside those related to executive compensation and the Compensation Committee approved all projects completed by McLagan.

In February 2023, the Compensation Committee reviewed its relationship with McLagan and considered McLagan’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act and under the applicable Nasdaq listing rules. The Compensation Committee received a report from McLagan addressing its independence, including the following factors: (1) additional services provided to the Company by McLagan; (2) fees paid by the Company as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any Company stock owned by the senior advisors; and (6) any business or personal relationships between the executives and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.

Role of Management

The CEO assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the Compensation Committee, the CEO participates in Compensation Committee meetings to discuss executive compensation, evaluate the performance of both the Company and individual executives, and provide pertinent financial, legal, or operational information. The CEO provides his insights and suggestions regarding compensation, but only Compensation Committee members, in executive session without the CEO or any other members of management present, vote on executive compensation decisions and other Company compensation matters under their purview for recommendation to the Board of Directors.

In 2022, the CEO made recommendations to the Compensation Committee regarding base salaries, incentive goals, and equity awards for executives other than himself. The Compensation Committee retained discretion to approve or modify recommendations prior to approval or, in the case of equity awards, prior to presentation before the Board of Directors for approval. The Compensation Committee discussed the CEO’s recommendations with him, but made final deliberations in executive session, without the CEO or any other members of management present.

Balancing Profitability and Risk

The Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between Company results and risk. The Compensation Committee recognizes that the business of banking inherently requires that the Company take on certain risks—in its lending activities, its depository activities, its investing activities, as well as many other facets of the traditional banking business. For instance, every loan made represents the extension of “risk” in exchange for a return in the form of interest paid by the customer to the bank. However, the Company recognizes that if incentive compensation is tied disproportionately to short-term performance metrics, or if proper controls and balances are not in place, there is some possibility that executives might be induced to take on excessive risk in pursuit of short-term gains, which would result in an undesirable risk-return balance.

To help ensure that incentive plans appropriately balance profitability and risk, the Compensation Committee has undertaken a comprehensive review of the Company’s various incentive plans in accordance with the final joint guidance issued by banking regulators regarding compensation risk. In support of its risk management goal, the Compensation Committee noted that the Company has established a compensation philosophy that balances short-term incentives paid for achieving strong short-term results with long-term stock incentives whose value would be negatively impacted by loan losses in the long-run.

Upon due consideration of these items, the Compensation Committee believes that the Company’s incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders. Furthermore, it believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

Competitive Benchmarking and Peer Groups

The Compensation Committee believes that it is important to periodically review compensation in the context of the Company’s performance and the compensation offered by its peers in the market, which it considers to include companies of similar size, markets, and products. For fiscal year 2022, the Company reviewed its performance compared to two peer groups, as well as compensation of executives at peer banks.

•National Peer Group – The National Peer Group includes publicly traded banks with total assets between $3 and $8 billion (102 banks as of December 31, 2022). This group was used for performance comparisons and was not used to conduct a formal market analysis of compensation.

•Regional Peer Group – The Regional Peer Group is reviewed on an annual basis. For 2022, the peer group is comprised of 22 publicly-traded banks, and was based on the following criteria:
◦Asset size in the range of $3 billion - $13 billion
◦ROAA & ROATCE > 0%
◦At least 15% of revenue from non-interest income
◦Commercial loans < 90% of total loans
◦More than 30 branches
◦Headquartered in Illinois, Indiana, Kentucky, New York (excluding New York City), North Carolina, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia
▪excludes companies in top 5 metro areas (MSAs)
▪excludes thrifts
▪excludes thinly traded companies

The banks included in the Company’s 2022 “Regional Peer Group” (including their home state and stock ticker symbol) are:

1st Source Corporation (IN, SRCE)	CNB Financial Corp. (PA, CCNE)
Community Trust Bancorp Inc. (KY, CTBI)	FB Financial Corporation (TN, FBK)
Financial Institutions, Inc. (NY, FISI)	First Bancorp (NC, FBNC)
First Commonwealth Financial Corporation (PA, FCF)	First Community Bank Shares, Inc. (VA, FCBC)
First Financial Corporation (IN, THFF)	First Mid-Illinois Bancshares, Inc. (IL, FMBH)
German American Bancorp, Inc. (IN, GABC)	Home Trust Bancshares Inc. (NC, HTBI)
Horizon Bancorp Inc. (IN, HBNC)	Midland States Bancorp Inc. (IL, MSBI)
Park National Corporation (OH, PRK)	Peoples Bancorp, Inc. (OH, PEBO)
Republic Bancorp, Inc. (KY, RBCAA)	S&T Bancorp, Inc. (PA, STBA)
Stock Yards Bancorp, Inc. (KY, SYBT)	Summit Financial Group, Inc. (WV, SMMF)
Tompkins Financial Corp (NY, TMP)	Univest Corp. of Pennsylvania (PA, UVSP)

Performance Comparison to Market

Based upon two measures of profitability (ROAA and ROATCE), the Company was clearly a top performer in 2022 compared to both the National and Regional Peer Groups. The Company’s performance ranked above the median as shown in the table below.

Performance Measures - 2022	CHCO	National Peer Group (Median)	CHCO to National Peer Group (Percentile Rank)	Regional Peer Group (Median)	CHCO to Regional Peer Group (Percentile Rank)
Size
Total Assets	$5.9B	$4.7B	68%	$7.2B	39%
Net Income	$102.1M	$58.0M	92%	$91.1M	74%
Number of Branches	94	35	96%	74	87%
Profitability
ROAA	1.71%	1.20%	94%	1.34%	100%
ROATCE	20.3%	15.7%	90%	16.6%	83%

Discussion of Executive Compensation Components

The following table outlines the major elements of 2022 total compensation for our executives:

Compensation Element	Description and Purpose	Link to Performance	Fixed/ Performance Based	Short/Long-Term
Base Salary	Helps attract and retain executives through periodic payments of market-competitive base pay	Based on individual performance, experience, and scope of responsibility. Used to establish cash and equity incentive award opportunities.	Fixed	Short-Term
Cash Incentives	Encourages achievement of financial performance metrics that create near-term shareholder value	Quantitatively ties the executive’s compensation directly to factors that are judged important to the success of the Company and within each executive’s own sphere of influence.
Most executives share a common profitability goal tied to Return on Average Tangible Common Equity (ROATCE), while 50% of the incentive plan for the EVP of Commercial Banking is tied to commercial loan growth and 50% of the incentive plan for the EVP of Retail Banking is tied to divisional retail goals.
			Performance Based	Short-Term
Long-Term Incentive Awards	Aligns long-term interests of executives and shareholders while creating a retention incentive through multi-year vesting
Target grant values are based upon base salary. 40% of grants are RSUs and 60% are PSUs. RSUs have one, two and three year vesting—but also have a two year “holding period”. RSUs are settled in stock at the conclusion of the two year holding period. PSUs vest at the end of three years. Actual grants are based upon target grants modified by the Company’s relative performance on Return on Assets (ROA) during the three year period as well as by the Company’s relative Total Shareholder Return on the Company’s stock as compared to the peer group.
			Performance Based	Long-Term
Other Compensation	Dividends on restricted stock and health and welfare benefits on the same basis as other employees	Dividends on restricted stock further enhance the executive’s link to shareholders by ensuring they share in the distribution of income generated from ongoing financial performance.	Fixed & Performance Based	Short-Term & Long-Term

Base Salary

The Compensation Committee reviews executive salaries of its peers, but always bases determinations on the qualifications, experience and performance of the individual executives and value of the positions to the organization.

In 2022, the Compensation Committee reviewed the performance of individual executives within the scope of their own responsibilities in the Company. The CEO’s performance was evaluated based upon the performance of the Company as a whole. The Compensation Committee also reviewed the results of the market compensation study performed by McLagan and noted that the compensation for the executives was generally below the median of its peers.

After reviewing peer salary levels, recommendations from McLagan, and noting the performance of the Company and individual executives, the Compensation Committee recommended, and the Board approved, salaries as described below:

Name	Title	2020 Salary	2021 Salary	2022 Salary
Charles R. Hageboeck	President & CEO	$649,740	$649,740	$649,740
David L. Bumgarner	Chief Financial Officer	280,500	285,000	315,000
John A. DeRito	EVP, Commercial Banking	299,890	299,890	310,000
Michael T. Quinlan, Jr. (1)	EVP, Retail Banking	-	285,000	335,000
Jeffrey D. Legge	EVP, Operations/CIO	270,300	275,000	290,000
(1)    Mr. Quinlan became an executive officer of the Company effective January 1, 2021.

Cash Incentives

The Company’s cash incentive plan is designed to motivate executives to achieve the Company’s annual performance objectives by tying a portion of compensation directly to factors that will create both short-term and long-term value to the Company’s shareholders.

The Board has determined that Return on Average Tangible Common Equity (“ROATCE”) represented the best measure of the Company’s success on behalf of its shareholders and uses ROATCE as the primary performance goal in the cash incentive plan for most executives and one of two departmental performance goals for the EVP of Commercial Banking. Cash incentive payments are subject to capital and asset quality triggers to discourage excessive risk-taking and ensure the plan balances profitability with the Company’s safety and soundness as a financial institution.

The tables below show the 2022 performance results, goal weighting within the cash incentive plan, total cash incentive award opportunities, and payouts under the plan for 2022.

Name	Title	Goal Weighting
Charles R. Hageboeck	President & CEO	100% ROATCE
David L. Bumgarner	Chief Financial Officer	100% ROATCE
John A. DeRito	EVP Commercial Banking	50% ROATCE 50% Commercial Loan Growth
Michael T. Quinlan, Jr.	EVP Retail Banking	50% ROATCE 50% Retail Performance
Jeffrey D. Legge	SVP Operations/CIO	100% ROATCE

The 2022 retail performance plan applicable to Mr. Quinlan was based upon growing various consumer loan and deposit relationship categories. During 2022, growth in these categories was approximately 110% of Mr. Quinlan‘s targeted growth levels.

The table below shows the 2022 ROATCE performance result as calculated for purposes of the incentive plan.

2022 ROATCE – Reconciliation (in thousands)
Reported Income Before Income Taxes	$127,337
Merger Expenses	268
Adjusted Reported Income Before Income Taxes	127,605
Income Taxes	25,316
Adjusted Net Income	$102,289
Average Equity	$618,823
Average Intangible Assets	116,469
Average Tangible Equity	$502,354
Return on Average Tangible Common Equity	20.4%

.

    Based upon this adjusted ROATCE as compared to the Company’s peer group, cash incentives based on 2022 performance were calculated as follows:

	Cash Incentive Award Opportunity as % of Salary			Actual 2022 Award
Name	Threshold	Target	Maximum	(% of salary)	($)
Charles R. Hageboeck	0%	60%	120%	100%	647,531
David L. Bumgarner	0%	40%	80%	66%	209,286
John A. DeRito	0%	45%	90%	41%	125,885
Michael T. Quinlan, Jr.	0%	40%	80%	55%	184,987
Jeffrey D. Legge	0%	35%	70%	58%	168,592

Long-Term Incentives

    The Company believes in structuring its compensation plans to reflect an appropriate balance between short-term incentive compensation that rewards management for maintaining strong current financial performance and long-term compensation that rewards management for increases in the long-term underlying value of the Company. The Company also recognizes the importance of maintaining a stable and qualified executive management team to the long-term success of the institution. To support these objectives, the Company provides the executives with the opportunity to receive equity-based awards in the form of both stock options and restricted stock. The table below outlines the characteristics of the Company’s long-term incentives, which are granted under the City Holding Company 2013 Incentive Plan. The company did make any special equity-based awards or grants to any executive in 2022 not provided for in the Company's 2013 Incentive Plan..

Stock Options
Options derive their value through price appreciation only and therefore, motivate executives to increase stock price. The City Holding Company 2013 Incentive Plan is silent on what would happen if options reach their expiration date and are “underwater”; however, the Board has voted that the Company would not buy out underwater options.

Restricted Stock
Restricted stock rewards executives for long-term stock price increases and preserves alignment with shareholders throughout all stock price performance conditions—both above and below the price on the date of grant.
The Company provides dividends on restricted stock to allow executives to share in the distribution of income generated from the Company’s ongoing financial performance and further align the interests of the executives with those of shareholders. Dividend payments ensure that executives are immediately affected by any decrease or increase in the Company’s dividend payments.

Restricted Stock Units
Restricted stock units reward executives for long-term stock price increases and preserve alignment with shareholders throughout all stock price conditions—both above and below the price on the date of the grant. The Compensation Committee does not grant restricted stock units as heavily as performance stock units in total award (40% of 2022 equity grant). The Board established a vesting period of one, two and three years for restricted stock units, followed by a two-year holding period.
The Company does not pay dividends on restricted stock units during the vesting period to the executives, but dividends will be accrued and distributed to the executive after such shares are no longer subject to vesting and hold requirement periods.

Performance Stock Units
Performance share units reward executives for long-term stock price increases and preserve alignment with shareholders throughout all stock price conditions—both above and below price on the date of grant. The Compensation Committee has chosen to emphasize performance units (60% of 2022 equity grant) to ensure that a majority of each executive’s long-term compensation remains aligned with shareholders, as the shares are only earned if the Company meets certain specific long-term financial objectives. The payout of the performance share units are based on a combination of both the Company’s three-year average ROA and the Company’s total shareholder return (“TSR”) during a three-year performance period relative to the ROA for the selected peer companies (see table below). The Board established a vesting period of three years for performance share units.
The Company does not pay dividends on performance share units during the vesting period to the executives, but dividends will be accrued and distributed to the executive after such shares are no long subject to the vesting requirement period.

Vesting - Restricted Stock Units
Restricted stock units will vest in three separate installments after their grant date of approximately 33.33% per installment on the first, second and third anniversaries of the grant date. The restricted stock units will then be subject to a two-year holding period after the vesting date. Executives would forfeit unvested shares upon leaving the Company’s employment prior to the completion of the vesting and holding periods.

Vesting -Performance Stock Units
Performance stock units will vest on the third anniversary of the grant date. Executives would forfeit unvested shares upon leaving the Company’s employment prior to the completion of the vesting period.

Timing of Awards
The Compensation Committee has adopted a general practice of providing long-term incentive awards to executives annually in conjunction with the payment of cash incentives based on the performance of the Company and the executive in the previous year, typically in February or March of each year. However, the Compensation Committee may consider recommendations for stock grants to the Company’s executive officers at any time, at its own discretion, and as circumstances necessitate.

Pricing of Awards
It is the Company’s policy that the exercise price of all option and restricted stock grants be equal to the closing price of the Company’s common stock on the date the option or restricted stock is granted.

In 2018, based upon discussions with independent compensation consultant McLagan, the Company redesigned its equity awards. Targets for equity awards are determined based upon responsibility level and during 2018 ranged from 35% to 60% of base salary. 40% of equity awards are Restricted Stock Units (“RSUs”) and have one, two and three year vesting. RSUs also have a two-year holding period. RSUs will be settled in stock at the conclusion of the two-year holding period. 60% of target equity awards are Performance Stock Units (“PSUs”) which vest in three years and will be settled in stock. However, the actual amount of stock awarded from PSUs issued in 2022 will depend upon actual performance. Performance will be based upon the Company's relative performance on Return on Assets (“ROA”) and on Total Shareholder Return (“TSR”). Depending upon the Company’s ROA over 2022-2024 as compared to its peer group, the actual number of shares granted at the end of 2024 may range from 0% to 200% of the target grant. Executives will only earn the maximum (200% of the target grant) if the Company outperforms all banks in the peer group on ROA between 2022 and 2024. The actual grant will further be modified by the Company’s relative performance as compared to the peer group on TSR, which may decrease or increase the grant by up to 25%. If the Company would have both the strongest ROA over three years and the best total shareholder return over three years, then the executives would receive 250% of the targeted number of shares awarded from PSUs. If the Company’s ROA is in the bottom quartile of its peer group over the 2022-2024 period, the executives would receive no shares from the PSU award.

Name	Target Equity Award Opportunity as a % of Salary	2022 RSU Grants	2022 PSU Target Grants
Charles R. Hageboeck	60%	1,995	2,994
David L. Bumgarner	40%	510	766
John A. DeRito	45%	690	1,036
Michael T. Quinlan, Jr.	40%	510	766
Jeffrey D. Legge	35%	492	740

ROA Component	At or below the 25th percentile	At the 50th percentile	At the 100th percentile
Percent of grant awarded at vest date	0%	100%	200%

    The actual number of shares vested will be interpolated accordingly for performance between the 25th and 50th percentile and the 50th and 100th percentile.

    After consideration of ROA, the actual number of performance shares awarded will further be increased or decreased by a modifier based on the Company’s TSR relative to the TSR of the selected peer companies.

TSR Component	At or below the 25th percentile	At the 50th percentile	At or above the 75th percentile
Percent of grant awarded at vest date	75%	100%	125%

    The amount vested will be interpolated accordingly for performance between the 25th and 50th percentile and the 50th and 75th percentile.

Stock Ownership Requirement

The Compensation Committee bases a large part of its compensation philosophy on aligning the interests of executives with those of shareholders. As a result, the Board adopted share ownership requirements for executives in late 2011, which were updated in January 2017.

These guidelines require that within a five-year period from the date a person becomes a named executive officer, he or she must hold Company shares in value equal to the following:

•President & CEO – 4x base salary
•Other Named Executive Officers – 1x base salary

The Compensation Committee monitors whether the executives have satisfied or are making progress toward satisfying the share ownership guidelines. As of December 31, 2022, all named executive officers, including the CEO, have been determined to be in compliance with the stock ownership guidelines. In making this determination, the Compensation Committee considers common shares deemed to be held for the executive in the 401(k) Plan, common shares beneficially owned by the executive (but excluding options whether or not exercisable), and restricted common shares granted to the executive.

In February 2017, the Board revised the stock ownership guidelines for directors of the Company. The revised guidelines require that each director owns 2,500 shares of Company common stock within five years of becoming a director. New directors are required to acquire at least 500 shares within one year of joining the Board. All directors have been determined to be in compliance with the stock ownership requirements.

Stock Ownership Restrictions – Pledging and Hedging

In addition to these ownership requirements for named executive officers and directors of the Company, the Company also has policies in place for executive officers and directors of the Company prohibiting the pledging and hedging of Company securities as follows:

•Directors and executive officers are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan or other financial obligation.

•Directors and executive officers are prohibited from engaging in any hedging transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds.

Other General Employee Benefits

Executive officers are eligible to participate in all employee benefit plans that are available to eligible employees generally, including health insurance, life and disability insurance, and 401(k) matching contributions.

Clawback Policies

Compensation recovery policies, or “clawbacks,” began to be used with the enactment of the Sarbanes-Oxley Act in 2002, which required that in the event of any restatement of a financial statement based on executive misconduct, public companies must recoup incentives paid to the company’s CEO and CFO within 12 months preceding the restatement. The Company’s CEO and CFO are currently subject to the Sarbanes-Oxley clawback provision, which is set forth in Section 304 of the Sarbanes-Oxley Act, and provides that if an issuer “is required to prepare an accounting restatement due to material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws,” the CEO and CFO shall reimburse the issuer for any bonus or other incentive-based or equity-based compensation received, and any profits realized from the sale of the securities of the issuer, during the year following issuance of the original financial report.

During 2014, the Board approved an Executive Officer Compensation Clawback Policy. This Policy applies to the Company’s current and former executive officers and other senior officers and authorizes recoupment with respect to incentive compensation (including stock options awarded as compensation) paid to current or former executive officers of the Company. The Policy requires any executive officer of the Company to reimburse or forfeit any incentive compensation received by such executive officer in the event that the Company issues an accounting restatement of its financial statements (other than as a result of a change in accounting principles). The Board will determine, in its sole discretion, the manner for recouping incentive compensation. In addition, the Compensation Committee may cancel, in whole or in part, outstanding performance based awards, where the Compensation Committee took into account the financial performance of the Company in granting such awards and the financial results were subsequently reduced due to such restatement. The recoupment of incentive compensation under this Policy is in addition to any other right or remedy available to the Company, including termination of employment or institution of civil or criminal proceedings. It is unclear when the SEC and Nasdaq will issue final rules relating to clawback requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; however management will continue to monitor the rule-making process with respect to any revisions that may be required to comply with new regulations.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised of four directors, all of whom (i) satisfy the definition of “independent” under the listing standards of Nasdaq, and (ii) are “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act. The Compensation Committee operates under a written charter adopted by the Board of Directors. Compensation Committee members are appointed by the Board and may be removed by the Board in its discretion. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees, as the Compensation Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of directors, the Chief Executive Officer or senior executive compensation. The Compensation Committee has sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm’s fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company provides for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors employed by the Compensation Committee. In addition, the Compensation Committee makes regular reports to the Board and proposes any necessary action to the Board for full Board approval.

    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and based upon such review and discussions with management and the representations of management relating thereto, the Compensation Committee recommended that the Board of Directors include the CD&A in the Company’s proxy statement sent to shareholders in connection with the Annual Meeting and through incorporation by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission.

Respectfully submitted,

William H. File III, Chairman
Gregory A. Burton
Charles W. Fairchilds
J. Thomas Jones
March 13, 2023

    This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless the Company specifically incorporates this report by reference. It will not be otherwise filed under such Acts.

2022 SUMMARY COMPENSATION TABLE

    The following table provides information concerning the compensation of the named executive officers for our three most recently completed fiscal years.

SUMMARY COMPENSATION
Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation (1),(3)	Total
		($)	($)	($)	($)	($)	($)

Charles R. Hageboeck	2022	649,740	389,840	-	647,531	13,537	1,700,648
President, Chief Executive Officer and Director	2021	649,740	389,802	-	407,582	11,380	1,458,504
(Principal Executive Officer)	2020	649,740	382,208	-	584,766	12,653	1,629,367

David L. Bumgarner	2022	315,000	99,707	-	209,286	11,562	635,555
Chief Financial Officer	2021	285,000	98,167	-	104,289	11,380	498,836
(Principal Financial Officer)	2020	280,500	96,244	-	147,263	11,230	535,237

John A. DeRito	2022	310,000	134,870	-	125,885	20,703	591,458
Executive Vice President, Commercial Banking	2021	299,890	134,970	-	125,837	21,536	582,233
	2020	299,890	132,317	-	168,683	21,386	622,276

Michael T. Quinlan, Jr. (4)	2022	335,000	99,707	-	184,987	10,583	630,277
Executive Vice President, Retail Banking	2021	285,000	84,143	-	99,294	5,508	473,945

Jeffrey D. Legge	2022	290,000	95,643	-	168,592	11,677	565,912
Executive Vice President, Operations/CIO	2021	275,000	94,603	-	100,630	11,042	481,275
	2020	270,300	92,802	-	141,908	11,174	516,184

(1)    Amounts reflect the grant date fair value of restricted stock awards. See Note Thirteen to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying valuation of equity awards.
(2)    Amounts reflect cash bonuses awarded to named executive officers. These bonuses were earned in fiscal years 2020, 2021 and 2022 and paid in 2021, 2022 and 2023.
(3)    “All Other Compensation” for 2020, 2021 and 2022 consists of the following: (i) the Company’s matching contribution under the City Holding Company 401(k) Plan & Trust and (ii) group term life insurance premium payments.
(4)    Mr. Quinlan became an executive officer of the Company effective January 1, 2021.

GRANTS OF PLAN-BASED AWARDS

    Each of the named executive officers is compensated under a predefined incentive plan tied to quantifiable goals. Each executive’s incentive plan has a targeted payout if the executive hits predefined goals ("Target"). Each executive must hit certain minimum goals in order to have any payout at all ("Threshold"). These incentive plans have prescribed maximums ("Maximum") and it is possible that the executives might receive more than their targeted payouts if performance is very good.

    For example, Mr. Hageboeck’s incentive plan for 2022 was tied to the Company’s relative performance of ROATCE as compared to the Company’s peer group. A targeted incentive of 60% of Mr. Hageboeck’s base salary is earned if the Company’s relative performance is at the 50th percentile of its peer group. If the relative performance is lower, the incentive earned is lower. If the relative performance falls below the 25th percentile of the peer group, no incentive is earned. If the relative performance is at the 100th percentile, the incentive would be 120% of Mr. Hageboeck’s base salary. However, under no circumstances would the incentive exceed 120% of base salary.

    Similarly, the other named executive officers have incentive plans based upon formulas as described earlier (see “Cash Incentives”).

    The table below sets forth information concerning the targets, thresholds and maximums for each named executive officer’s non-equity incentive plan-based awards as of December 31, 2022. See “Long-Term Incentives” for material terms of equity grants under the City Holding Company 2013 Incentive Plan.

		Estimated future payouts under non-equity incentive plan awards
Name	Grant Date	Threshold	Target	Maximum	All other stock awards: Number of shares of stock or restricted units	Grant date fair value of target stock awards
		($)	($)	($)	(#)	($)

Charles R. Hageboeck (Principal Executive Officer)	2/23/2022	none	389,844	779,668	4,989	389,840
David L. Bumgarner (Principal Financial Officer)	2/23/2022	none	99,750	199,500	1,276	99,707
John A. DeRito	2/23/2022	none	134,951	269,901	1,726	134,870
Michael T. Quinlan, Jr.	2/23/2022	none	99,750	199,500	1,276	99,707
Jeffrey D. Legge	2/23/2022	none	96,250	192,500	1,224	95,643

EQUITY HOLDINGS

Outstanding Equity Awards At Fiscal Year-End

    The following table sets forth the number of exerciseable and unexerciseable stock options, option exercise prices and expiration dates, the number of unvested stock awards along with their market values and the number and value of equity incentive plan awards held by the named executive officers as of the fiscal year ended December 31, 2022. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award.

    For option awards, the table discloses the exercise price and the expiration date of the options. For stock awards, the table provides the number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Vesting Date(1)	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested
	(#)	(#)	($)			(#)	($)
	Exerciseable	Unexerciseable

Charles R. Hageboeck	1,017	-	66.32	2/22/2027	2/23/2023	665	61,905
(Principal Executive Officer)	2,524	-	66.32	2/22/2027	2/24/2023	671	62,463
	2,524	-	66.32	2/22/2027	2/26/2023	681	63,394
	-	-	-	-	2/26/2023	3,064	285,228
	-	-	-	-	2/23/2024	665	61,905
	-	-	-	-	2/24/2024	671	62,463
	-	-	-	-	2/24/2024	3,019	281,039
	-	-	-	-	2/23/2025	665	61,905
	-	-	-	-	2/23/2025	2,994	278,711

David L. Bumgarner	-	-	-	-	2/23/2023	170	15,825
(Principal Financial Officer)	-	-	-	-	2/24/2023	169	15,732
	-	-	-	-	2/26/2023	172	16,011
	-	-	-	-	2/26/2023	772	71,865
	-	-	-	-	2/23/2024	170	15,825
	-	-	-	-	2/24/2024	169	15,732
	-	-	-	-	2/24/2024	760	70,748
	-	-	-	-	2/23/2025	170	15,825
	-	-	-	-	2/23/2025	766	71,307

John A. DeRito	502	-	44.43	3/26/2024	2/23/2023	230	21,411
	600	-	46.61	2/26/2025	2/24/2023	232	21,597
	807	-	44.43	3/26/2024	2/26/2023	236	21,969
	1,033	-	66.32	2/22/2027	2/26/2023	1,061	98,768
	1,033	-	66.32	2/22/2027	2/23/2024	230	21,411
	1,034	-	66.32	2/22/2027	2/24/2024	232	21,597
	-	-	-	-	2/24/2024	1,046	97,372
	-	-	-	-	2/26/2025	230	21,411
	-	-	-	-	2/26/2025	1,036	96,441

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Vesting Date(1)	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested
	(#)	(#)	($)			(#)	($)
	Exerciseable	Unexerciseable
Michael T. Quinlan, Jr. (3)	-	-	-	-	2/23/2023	170	15,825
	-	-	-	-	2/24/2023	145	13,498
	-	-	-	-	2/20/2023	750	69,818
	-	-	-	-	4/25/2023	800	74,472
	-	-	-	-	2/23/2024	170	15,825
	-	-	-	-	2/24/2024	145	13,498
	-	-	-	-	2/24/2024	651	60,602
	-	-	-	-	4/29/2024	800	74,472
	-	-	-	-	8/1/2024	600	55,854
	-	-	-	-	2/23/2025	170	15,825
	-	-	-	-	2/23/2025	766	71,307
	-	-	-	-	2/26/2025	800	74,472
	-	-	-	-	4/25/2025	400	37,236
	-	-	-	-	4/29/2026	400	37,236
	-	-	-	-	2/26/2027	400	37,236

Jeffrey D. Legge	-	-	-	-	(4)	500	46,545
	512	-	66.32	2/22/2027	2/23/2023	164	15,267
	-	-	-	-	2/24/2023	163	15,174
	-	-	-	-	2/26/2023	166	15,453
	-	-	-	-	2/26/2023	744	69,259
	-	-	-	-	2/22/2024	350	32,582
	-	-	-	-	2/23/2024	164	15,267
	-	-	-	-	2/24/2024	163	15,174
	-	-	-	-	2/24/2024	732	68,142
	-	-	-	-	2/23/2025	164	15,267
	-	-	-	-	2/23/2025	740	68,887

(1)    Vesting Date applies to both option awards and stock awards.
(2)    Performance stock units included in this column represent a targeted number of shares. The actual number of shares vested at the end of the vesting period may be more or less than the target number of performance stock units granted depending upon the Company’s relative performance as compared to its peer group. The targeted performance stock units granted in 2020 and vesting in 2023 were as follows: 3,064 for Mr. Hageboeck; 672 for Mr. Bumgarner; 1,061 for Mr. DeRito; and 646 for Mr. Legge. The targeted performance stock units granted in 2021 and vesting in 2024 were as follows: 3,019 for Mr. Hageboeck; 760 for Mr. Bumgarner; 1,046 for Mr. DeRito; 651 for Mr. Quinlan; and 732 for Mr. Legge. The targeted performance stock units granted in 2022 and vesting in 2025 were as follows: 2,994 for Mr. Hageboeck; 766 for Mr. Bumgarner; 1,036 for Mr. DeRito; 766 for Mr. Quinlan; and 740 for Mr. Legge.
(3)    Mr. Quinlan was awarded 1,200 shares of restricted stock on 4/20/2019. These restricted shares will vest as follows: 4/29/2024 - 800 shares; 4/29/2026 - 400 shares. Mr. Quinlan was awarded 1,200 shares of restricted stock on 2/26/2021. These restricted shares will vest as follows: 2/26/2025 - 800 shares; 2/26/2027 - 400 shares. Cumulative vesting of each award (1,200 shares and 1,200 shares) will occur upon an involuntary termination after a change of control.
(4)    Mr. Legge was awarded 1,500 shares of restricted stock on 9/25/2013. Those restricted shares will vest as follows: 9/25/2023 – 500 shares. Cumulative vesting of 1,500 shares will occur upon an involuntary termination after a change of control.

Option Exercises and Stock Vested

    The following table shows the number of stock options exercised and the value realized upon exercise by the named executive officers during the fiscal year ended December 31, 2022.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)

Charles R. Hageboeck (Principal Executive Officer)	4,991	168,896	8,277	651,957
David L. Bumgarner (Principal Financial Officer)	556	13,147	1,980	155,946
John A. DeRito	-	-	2,941	231,561
Michael T. Quinlan, Jr.	-	-	2,393	192,633
Jeffrey D. Legge	-	-	1,995	154,326

POST-EMPLOYMENT PAYMENTS

Post-Employment Compensation

    The tables shown below summarize the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following or in connection with any termination of employment including by resignation, retirement, disability, a change in control of the Company, a change in the named executive officer’s responsibilities or a constructive termination of the named executive officer. The information shown below is as of the most recent fiscal year ended December 31, 2022.

Vested Cash Termination Benefits – Hageboeck

    Mr. Hageboeck was part of the original five member “turnaround team” that joined the Company in 2001 when the Company was significantly troubled. In 2001, the Company signed agreements with all five of the then executive officers which provided that each of these officers had the opportunity to voluntarily resign after the turnaround was complete and receive a “Termination Benefit.” For Mr. Hageboeck, the Termination Benefit equaled two years of cash compensation following four years of service to the company. The Termination Benefits for Mr. Hageboeck vested in 2005 following four years of service with the Company. Three of the other executive officers originally employed as part of the “turnaround team” terminated their employment with the Company during 2004 and 2005 and received the promised cash Termination Benefit as provided under their respective 2001 employment agreements. After his retirement effective December 31, 2020, Mr. Stilwell began receiving payments from his Termination Benefit in January 2021. The Company asked Mr. Hageboeck to accept his position as the Company’s CEO in 2005, and this cash Termination Benefit remains fully vested and has been preserved in subsequent employment contracts with Mr. Hageboeck. The voluntary Termination Benefits grow each year at an amount equal to the one-year constant maturity treasury rate and cannot be forfeited except where the officer personally profits from willful fraudulent activity that materially and adversely affects the Company. The cost of this vested Termination Benefit has been fully accrued and expensed by the Company.

Change of Control Severance Benefits

    The Compensation Committee and the Board of Directors believes that it is in the best interests of the Company to provide the Company’s named executive officers with some income protection in the event that the Company is acquired. In such an instance, it is very likely that the named executive officers would lose their current employment. Given the relatively small number of comparable positions within the industry, the Compensation Committee recognizes that it would take each of the named executive officers significant time to find comparable employment. Severance benefits are common at the Company’s peers, and attracting and retaining qualified leaders for the Company necessitate such compensation. Each of the named executive officers of the Company have been afforded such protection under agreements signed by the Company and each such agreement also includes significant protections for the Company in that the named executive officers are prohibited from competing with the Company following termination. Particularly given the importance of such non-compete and non-solicit provisions, the Compensation Committee believes that these benefits are in the Company’s best interests.

Share-Based Payments (Options, Restricted Stock, Long-Vested Restricted Stock)

Estimated payments include items such as restricted shares that would vest in the case of the executive’s death, disability, or upon a change of control of the Company. It should be noted that the value of these awards would have been reportable under the Summary Compensation Table in the year in which they were granted and will have been expensed over the vesting period. For purposes of calculating values for these tables, generally restricted shares and units outstanding for each named executive officer were deemed to have fully vested as of December 31, 2022 (at the closing price of Company common stock on that date, which was $93.09) in the event of death, disability or in a change of control. However, certain shares granted to executive officers in 2009, and referred to previously as “long-vested shares,” specifically provided for alternate vesting schedules. In the event of death or disability, the long-vested shares will vest proportionately between the date of grant and the final vesting date of the award (ten to eleven years from the grant date). In the event of a change of control, the shares will vest immediately. Calculations regarding the value of such restricted stock assumed a change of control effective December 31, 2022 at the closing stock price on that date. With respect to unexercised but fully vested options, the estimated payments reflect the “spread,” which is the difference between the market price and the exercise price of any unexercised but fully vested options as of December 31, 2022 whose exercise price was lower than the market value of the Company’s common stock on that day. Unexercised but fully vested options that are “in-the-money” could be exercised for value at the present time, and thus would have value to an executive in the event of death, disability, change of control, or voluntary termination or termination without cause. Additionally, unvested in-the-money options would vest upon a change of control.

Health Insurance

The Company maintains a self-insured health plan. As a result, the cost of providing health care coverage to the Company’s named executive officers can only be estimated based on the current average cost of care across the Company’s insured employee base. The actual costs to the Company would depend upon the health experience of the named executive officer and his or her dependents during the period that coverage was in effect. The Company carries reinsurance for claims for any covered employee or dependent in excess of $150,000.

    Life insurance benefits for executives are calculated at base salary times two. Such benefits are available to all of the Company’s full-time equivalent employees.

Charles R. Hageboeck, President & Chief Executive Officer

    The following table describes potential payments upon termination for various reasons for Charles R. Hageboeck, the Company’s President and Chief Executive Officer.

POST-EMPLOYMENT PAYMENTS – HAGEBOECK
Executive Benefits and Payments Upon Termination	Cash Payments ($) (1)	Health Insurance ($) (3)	Life Insurance ($)	Option Awards In-the-Money ($) (2)	Restricted Stock Awards ($) (6)	Total Compensation ($) (1)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause (2)	3,891,813	102,182	-	162,360	-	4,156,355
Voluntary Termination at 12/31/2022 (2)(5)	1,341,953	102,182	-	162,360	-	1,606,495
Death (2)	3,891,813	-	1,299,480	162,360	1,219,014	6,572,667
Disability (2)(4)	3,891,813	102,182	-	162,360	1,219,014	5,375,369
Change of Control (2)(5)	3,891,813	102,182	-	162,360	1,219,014	5,375,369

(1)    Included in the amounts in this column is a Termination Benefit of $1,341,953 for Mr. Hageboeck that has been fully accrued and expensed by the Company. Mr. Hageboeck provides for a Termination Benefit that became fully vested in 2005 and is payable if and when Mr. Hageboeck voluntarily terminates this employment with the Company. The Termination Benefit grows each year at an amount equal to the one–year constant maturity treasury rate and cannot be forfeited except where the officer personally profits from willful fraudulent activity that materially and adversely affects the Company.
(2)    Vested option awards in-the-money for Mr. Hageboeck are exercisable for 90 days following his termination of employment for termination without just cause, voluntary termination, death or disability.
(3)    The Employment Agreement for Mr. Hageboeck provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 60 months under either the Company’s plan or comparable coverage. The estimated value of this benefit is $102,182 and would be effective if Mr. Hageboeck’s employment were terminated voluntarily by Mr. Hageboeck or if terminated by the Company without just cause, due to a change of control, or due to disability.

(4)    In the event of disability, the Employment Agreement for Mr. Hageboeck provides that he has up to 12 months of continuous disability before his Employment Agreement may be terminated. After that, the Company may terminate his employment and he is entitled to receive an amount equal to “Termination Compensation” times three (which represents three years of compensation). Termination Compensation will be the highest amount of cash compensation received by the officer in the prior three fiscal years. Thus, Termination Compensation for Mr. Hageboeck will be determined in reference to the calendar year ended December 31, 2022 as $1,297,271 reduced by the amount of any compensation received pursuant to any applicable disability insurance plan of the Company. Amounts shown in this row are payable in either a lump sum or over a severance period.
(5)    The Employment and/or Change in Control Agreements for each of the named executive officers provides for salary continuation for a period following termination as a result of a change in control as defined by the respective agreements. The amount shown in this row for Mr. Hageboeck reflects Termination Compensation of $1,297,271 times three (which represents three years of compensation), as provided for in his Employment Agreement and amendments thereto. Mr. Hageboeck can elect to receive this amount as a lump sum or over a severance period of three years. For three years after a termination as a result of a change in control, Mr. Hageboeck is bound by non-compete, non-solicitation, and confidentiality restrictions. Additionally, Mr. Hageboeck’s Employment and/or Change in Control Agreement provides that if Mr. Hageboeck collects an amount arising from any and all sources of compensation from the Company exceeding the product of 2.99 and Mr. Hageboeck’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code (“Code § 280G”) at the time of a change in control, the Company shall pay Mr. Hageboeck 147.5% of the federal excise taxes payable by Mr. Hageboeck under Internal Revenue Code § 4999.  As of December 31, 2022, the Company is unable to determine if any such amount related to Code § 280G would be payable to Mr. Hageboeck.
(6)    Mr. Hageboeck holds 13,095 restricted shares, which become 100% vested upon death, disability or a change in control.

David L. Bumgarner, Chief Financial Officer

    The following table describes potential payments upon termination for various reasons for David L. Bumgarner, the Company’s Chief Financial Officer.

POST-EMPLOYMENT PAYMENTS – BUMGARNER
Executive Benefits and Payments Upon Termination	Cash Payments ($)	Health Insurance ($) (3)	Life Insurance ($)	Option Awards In-the-Money ($)	Restricted Stock Awards ($) (1)	Total Compensation ($)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause	-	-	-	-	-	—
Voluntary Termination at 12/31/2022	-	-	-	-	-	—
Death (1)	-	-	630,000	-	308,873	938,873
Disability (1)	-	-	-	-	308,873	308,873
Change of Control (1)(3)	1,048,572	30,595	-	-	308,873	1,388,040

(1)    Mr. Bumgarner holds 3,318 restricted shares, which become 100% vested upon death, disability or a change in control.
(2)    The Change in Control Agreement for Mr. Bumgarner provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 24 months under either the Company’s plan or comparable coverage. The estimated value of this benefit is $30,595 and would be effective if Mr. Bumgarner’s employment were terminated by the Company because of a change of control.
(3)    The Employment and/or Change in Control Agreements for each of the named executive officers provides for salary continuation for a period following termination as a result of a Change in Control as defined by the respective agreements. The amount shown in this row for Mr. Bumgarner reflects Termination Compensation of $524,286 (which represents one year of compensation), as provided in his employment agreement and amendments thereto. Mr. Bumgarner can elect to receive this amount as a lump sum or over a severance period of 24 months. In addition, for two years after a termination as a result of a change in control, Mr. Bumgarner is bound by non-compete and non-solicitation restrictions.

John A. DeRito

    The following table describes potential payments upon termination for various reasons for John A. DeRito, the Company’s Executive Vice President of Commercial Banking.

POST-EMPLOYMENT PAYMENTS – DERITO
Executive Benefits and Payments Upon Termination	Cash Payments ($)	Health Insurance ($) (3)	Life Insurance ($)	Option Awards In-the-Money ($) (1)	Restricted Stock Awards ($) (2)	Total Compensation ($)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause (3)	533,865	17,651	-	174,571	-	726,087
Voluntary Termination at 12/31/2022	-	-	-	174,571	-	174,571
Death (2)	-	-	620,000	174,571	236,821	1,031,392
Disability (2)	-	-	-	174,571	236,821	411,392
Change of Control (2)(5)	925,366	30,595	-	174,571	236,821	1,367,353

(1)    Vested option awards in-the-money for Mr. DeRito are exercisable for 90 days following his termination of employment for termination without just cause, voluntary termination, death or disability.
(2)    Mr. DeRito holds 4,533 restricted shares, which become 100% vested upon death, disability or a change in control.
(3)    Mr. DeRito’s Change in Control Agreement provides that if Mr. DeRito is terminated without just cause, Mr. DeRito will be paid an amount equal to his Termination Compensation for 60 weeks and provided health insurance coverage for 60 weeks.
(4)    The Change in Control Agreement for Mr. DeRito provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 24 months under either the Company’s plan or comparable coverage. The estimated value of this benefit is $30,595 and would be effective if Mr. DeRito’s employment were terminated because of a change of control.
(5)    The Employment and/or Change in Control Agreements for each of the named executive officers provides for salary continuation for a period following termination as a result of a change in control as defined by the respective agreements. The amount shown in this row for Mr. DeRito reflects Termination Compensation of $468,573 times two (which represents two years of compensation), as provided in his employment agreement and amendments thereto. Mr. DeRito can elect to receive this amount as a lump sum or over a severance period of two years. In addition, for two years after a termination as a result of a change in control, Mr. DeRito is bound by non-compete and non-solicitation restrictions.

Michael T. Quinlan, Jr.

    The following table describes potential payments upon termination for various reasons for Michael T. Quinlan, Jr., the Company’s Executive Vice President of Retail Banking.

POST-EMPLOYMENT PAYMENTS – QUINLAN
Executive Benefits and Payments Upon Termination	Cash Payments ($)	Health Insurance ($) (3)	Life Insurance ($)	Option Awards In-the-Money ($)	Restricted Stock Awards ($) (1)	Total Compensation ($)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause	-	-	-	-	-	-
Voluntary Termination at 12/31/2022	-	-	-	-	-	-
Death (2)	-	-	670,000	-	667,176	1,337,176
Disability (2)	-	-	-	-	667,176	667,176
Change of Control (2)(3)	1,039,974	40,873	-	-	667,176	1,748,023

(1)    Mr. Quinlan holds 7,167 restricted shares which become 100% vested upon death, disability or a change in control.
(2)    The Change in Control Agreement for Mr. Quinlan provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 24 months. The estimated value of this benefit is $40,873 and would be effective if Mr. Quinlan’s employment were terminated either by the Company, or by the employee for “good cause” as defined in the Agreement, following a change of control.
(3)    Mr. Quinlan is employed under a Change in Control Agreement which provides for salary continuation for a period following termination as a result of a Change in Control as defined under the agreement. The amount shown in this row for Mr. Quinlan reflects Termination Compensation of $519,987 (which represents 24 months of compensation), as provided in his Change in Control Agreement. Mr. Quinlan can elect to receive this amount as a lump sum or over a severance period of 24 months. In addition, for 24 months after a termination as a result of a change in control, Mr. Quinlan is bound by non-compete and non-solicitation restrictions.

Jeffrey D. Legge

    The following table describes potential payments upon termination for various reasons for Jeffrey D. Legge, the Company’s Executive Vice President of Operations and Chief Information Officer.

POST-EMPLOYMENT PAYMENTS – LEGGE
Executive Benefits and Payments Upon Termination	Cash Payments ($)	Health Insurance ($) (3)	Life Insurance ($)	Option Awards In-the-Money ($)(1)	Restricted Stock Awards ($) (2)	Total Compensation ($)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause	-	-	-	13,706	-	13,706
Voluntary Termination at 12/31/2022	-	-	-	13,706	-	13,706
Death (2)	-	-	580,000	13,706	373,220	966,926
Disability (2)	-	-	-	13,706	373,220	386,926
Change of Control (2)(4)	917,184	25,629	-	13,706	377,015	1,333,534

(1)    Vested option awards in-the-money for Mr. Legge are exerciseable for 90 days following his termination of employment for termination without just cause, voluntary termination, death or disability.
(2)    Mr. Legge holds 4,050 restricted shares. Of these restricted share awards, 3,691 shares become 100% vested upon death, disability or a change in control. The remaining 500 long-vested shares vest proportionately over the ten-year period following the grant date in the event of death or disability. In the event of a change of control these long-vested shares would be 100% vested as of December 31, 2022.
(3)    The Change in Control Agreement for Mr. Legge provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 24 months. The estimated value of this benefit is $25,629 and would be effective if Mr. Legge’s employment were terminated either by the Company, or by the employee for “good cause” as defined in the Agreement, following a change of control.
(4)    Mr. Legge is employed under a Change in Control Agreement which provides for salary continuation for a period following termination as a result of a Change in Control as defined under the agreement. The amount shown in this row for Mr. Legge reflects Termination Compensation of $458,592 (which represents two years of compensation), as provided in his Change in Control Agreement. Mr. Legge can elect to receive this amount as a lump sum or over a severance period of 24 months. In addition, for two years after a termination as a result of a change in control, Mr. Legge is bound by non-compete and non-solicitation restrictions.

Employment Agreements

    The Company entered into an employment agreement with Charles R. Hageboeck on July 25, 2007, replacing the agreement previously entered into during 2001. This agreement has a term of two years, but automatically renews each month for an additional month unless either the Company or the officer serves notice to the other to fix the term to a definite two-year term. Mr. Hageboeck’s employment agreement addresses salary, incentives and other benefits. In the event that Mr. Hageboeck voluntarily terminates his employment with the Company for any reason or at any time, the Mr. Hageboeck will be entitled to receive a certain sum of money, plus interest from and after December 31, 2006, paid over 36 months. This covenant within the Employment Agreement between the Company and Mr. Hageboeck preserves Termination Benefit available to him that were part of the original employment agreement between the Company and Mr. Hageboeck originally signed on June 11, 2001. At December 31, 2022, Mr. Hageboeck could voluntarily resign and the Company would be obligated to make payments to him over 36 months totaling $1,341,953 plus interest at the Treasury One-Year Constant Maturity rate until paid in full. The Company has accrued expense to reflect the costs of this benefit. The benefit just described for Mr. Hageboeck is deemed fully vested and shall not be subject to risk of forfeiture under any circumstances, including any of the reasons that qualify for “Just Cause” as described below and as provided under the agreements, except where the officer personally profits from his willful fraudulent activity and that activity materially and adversely affects the Company. Additionally, the Company is required to make health insurance available to Mr. Hageboeck for a period of up to five years following voluntary termination.

    In the event of termination without Just Cause, death, or disability, Mr. Hageboeck is entitled to receive three times his Termination Compensation, which is defined as equal to the highest amount of cash compensation paid to or for the benefit of the employee in respect of any of the three most recent calendar years ending prior to the date of termination, determined by reference to the annual cash compensation (including salary, cash-based incentive compensation, and cash-based bonus but not including equity incentive compensation) of the Summary Compensation Table set forth in the Company’s proxy statement for such year. Additionally, Mr. Hageboeck’s employment contract requires the Company to provide health insurance for five years in the event that his employment terminates due to disability or without Just Cause.

    The Company entered into a Change in Control and Termination Agreement on June 28, 2004 with John A. DeRito. Under this agreement, in the event of a change in control, Mr. DeRito may voluntarily terminate his employment with the Company until the expiration of the 24-month period after the change in control for “Good Reason” as defined in the agreement and be entitled to receive benefits as described in the Post Employment Compensation Table above. Mr. DeRito’s Change in Control and Termination Agreement also provides that if Mr. DeRito is terminated without Just Cause, he will receive benefits as described in the Post-Employment Compensation Table above. “Just Cause” shall mean termination, accomplished by vote of the Company’s Board of Directors, related to Mr. DeRito’s personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation, gross negligence, malfeasance (other than traffic violations or similar offenses) or a final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with the Company’s business, or misappropriation of the Company’s assets or similarly serious violation of policy of the Company.

    The Company entered into a Change in Control Agreement with David L. Bumgarner on May 4, 2022. Mr. Bumgarner’s agreement provides that in the event of a change in control of the Company, Mr. Bumgarner may voluntarily terminate his employment with the Company until the expiration of the 24-month period after the change in control for “Good Reason” as defined in the agreement and receive benefits as shown in the Post-Employment Compensation Table above.

    The Company entered into a Change in Control Agreement with Michael T. Quinlan, Jr. on May 4, 2022. Mr. Quinlan’s agreement provides that in the event of a change in control of the Company, Mr. Quinlan may voluntarily terminate his employment with the Company until the expiration of the 24-month period after the change in control for “Good Reason” as defined in the agreement and receive benefits as shown in the Post-Employment Compensation Table above.

    The Company entered into a Change in Control Agreement with Jeffrey D. Legge on May 4, 2022. Mr. Legge’s agreement provides that in the event of a change in control of the Company, Mr. Legge may voluntarily terminate his employment with the Company until the expiration of a 24-month period after the change in control for “Good Reason” as defined in the agreement and receive benefits as shown in the Post-Employment Compensation Table above.

Pay vs Performance

Pay Versus Performance Table for 2022
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Compensation Actually Paid to non-PEO NEOs(2)	TSR(4)	Peer Group TSR(5)	City's Net Income (in thousands)(6)	Return On Average Assets(7)

2022	$1,700,648	$2,432,213	$605,800	$774,909	$124.92	$109.30	$102,071	1.71%
2021	$1,458,504	$1,842,789	$510,454	$605,647	$106.52	$113.52	$88,080	1.49%
2020	$1,629,367	$1,657,555	$645,178	$636,293	$87.83	$83.66	$89,595	1.66%

(1)    The compensation paid to Mr. Hageboeck are the amounts of total compensation reported for each corresponding year in the "Total" of the "Summary Compensation Table for 2022."
(2)    The amounts reported as Compensation Actually Paid to PEO and the average for the non-PEO NEO's as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts reported do not reflect the actual value of compensation earned or paid to Mr. Hageboeck and the average for the non-PEO NEO's during the applicable year. The following adjustments were made to Mr. Hageboeck's and the average for the non-PEO NEO's total compensation for each year in accordance with Item 402(v) of SEC Regulation S-K to determine the compensation actually paid to Mr. Hageboeck and the average for the non-PEO NEO's:

Year	Reported Summary Compensation Table Total	Reported Grant Date Fair Value of Equity Awards(A)	Equity Award Adjustments(B)	Compensation Actually Paid

Charles R. Hageboeck, President & CEO
2022	$1,700,648	$(389,840)	$1,121,405	$2,432,213
2021	$1,458,504	$(389,802)	$774,087	$1,842,789
2020	$1,629,367	$(382,208)	$410,396	$1,657,555

Average of Other NEO's
2022	$605,800	$(107,481)	$276,590	$774,909
2021	$510,454	$(102,981)	$198,174	$605,647
2020	$645,178	$(126,686)	$117,801	$636,293

(A)    The "Reported Grant Date Fair Value of Equity Awards" represents the amount reported as "Stock Awards" in the "Summary Compensation Table for 2022" for the applicable year.
(B)    The "Equity Award Adjustments" for each applicable year include the following adjustments: (i) the year-end value of any equity awards granted in the applicable year that were outstanding and unvested at the end of the applicable year; (ii) the amount of change as of the end of the applicable year (from the previous year-end) in fair value of any equity awards granted in prior years that were still outstanding and unvested as of the applicable year-end; (iii) for equity awards that were granted and vested in the same applicable year, the fair value of the equity awards on the vesting date; (iv) for equity awards granted in prior years that vested in the applicable year, the amount of change as of the vesting date (from the previous year-end) in fair value of the equity awards; (v) for equity awards granted in prior years that were determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value as of the previous year-end; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such equity awards or included in any other component of "total compensation" for the applicable year. The fair value of all unvested PSU's is based on the expected vesting percentile of PSU's for a given year which would be earned under conditions noted in the "Long-Term Incentives" discussion. The adjustments in calculating the "Equity Award Adjustments" are as follows:

Year	Year-End Value of Outstanding and Unvested Equity Awards Granted in Applicable Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value on Vesting Date of Awards Granted & Vested in Applicable Year	Year over Year Change in Fair Value of Equity Awards that Vested in the Applicable Year	Awards Granted in Prior Years that Are Determined to Fail to Meet Vesting Conditions During the Applicable Year, the Fair Value at the Previous Year-End	Dollar Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in the Fair Value of Such Award or Included in Any Other Component of Total Compensation	Total Equity Award Adjustments

Charles R. Hageboeck, President & CEO
2022	$497,395	$617,069	$—	$(11,158)	$—	$18,099	$1,121,405
2021	$388,078	$302,050	$—	$65,779	$—	$18,180	$774,087
2020	$350,376	$63,620	$—	$(24,907)	$—	$21,307	$410,396

Average of Other NEO's
2022	$137,343	$135,741	$—	$(3,830)	$—	$7,336	$276,590
2021	$102,514	$69,090	$—	$18,659	$—	$7,911	$198,174
2020	$112,414	$17,073	$—	$(20,270)	$—	$8,584	$117,801

(3)    NEOs included in the Average Calculation are:
2022: Messrs. David L. Bumgarner, John A. DeRito, Michael T. Quinlan, Jr., and Jeffrey D. Legge
2021: Messrs. David L. Bumgarner, John A. DeRito, Michael T. Quinlan, Jr., and Jeffrey D. Legge
2020: Messrs. David L. Bumgarner, John A. DeRito, Craig G. Stilwell, and Jeffrey D. Legge
(4)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (determined in accordance with Item 402(v) of SEC Regulation S-K), assuming dividend reinvestment, and the difference between City's common share price at the end and beginning of the measurement period by City's common share price at the beginning of the measurement period.
(5)    Peer group total shareholder return using the KBW NASDAQ Regional Bank Index.
(6)    The dollar amounts reported represent the amount of Net Income (in thousands) reflected in City's audited consolidated financial statements for each of the applicable years.

(7)    City has determined that ROAA is the financial performance measurement that, in City's assessment, represents the most important performance measurement not otherwise disclosed in this table that is used by City to link compensation actually paid to City's NEOs for the most recently completed fiscal year.

Financial Performance Measures

    As described in greater detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," City's executive compensation program includes variable components in the form of annual incentive and long-term incentive awards. The metrics that City uses for both annual incentive compensation and long-term incentive awards are selected based on the objective of incentivizing our NEOs to increase shareholder value. Changes in shareholder value are reflected in compensation actually paid above through fair value of City's equity awards. Compensation actually paid for 2021 reflects an increase in the fair value of these equity awards as a result of an increase in City's common share price from $69.55 at December 31, 2020 to $81.79 at December 31, 2021. Compensation actually paid for 2022 reflects an increase in the fair value of these equity awards as a result of an increase in City's common share price from $81.79 at December 31, 2021 to $93.09 at December 31, 2022. The most important financial performance measures used by City to link executive compensation actually paid to the NEOs for the most recently completed fiscal year, to City's performance are shown in the table below as follows:

ROATCE
ROAA
TSR

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," City's executive compensation program includes variable components in the form of annual incentive compensation and long-term incentive awards. While City utilizes several performance measures to align executive compensation with City's performance, not all of those measures are presented in the "Pay Versus Performance Table for 2022." Moreover, City generally seeks to incentivize long-term performance and, therefore, does not specifically align City's performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of SEC Regulation S-K) for a particular year. In accordance with Item 402(v) of SEC Regulation S-K, City is providing the following descriptions of the relationships between information presented in the "Pay Versus Performance Table for 2022."

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Hageboeck and the average amount of compensation actually paid to City's other NEOs as a group (excluding Mr. Hageboeck) is generally aligned with City's cumulative TSR over the three years presented in the "Pay Versus Performance Table for 2022." The alignment of compensation actually paid with City's cumulative TSR over the period presented is due to the fact that a significant portion of the compensation actually paid to Mr. Hageboeck and to the other NEOs is comprised of equity awards. The estimated grant date fair value of the target PSU award in 2022 was approximately 27% of total direct compensation for Mr. Hageboeck and approximately 22% of total direct compensation for the other NEOs.

Compensation Actually Paid vs. City TSR

$2,600,000
$2,400,000
$2,200,000
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
PEO
Average for Non-PEO NEOs
TSR

The following graph details City's cumulative TSR in comparison to the Regional Compensation Peer Group (as defined in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis") cumulative TSR for each of the measurement periods (determined in accordance with Item 402(v) of SEC Regulation S-K) as presented in the "Pay Versus Performance Table for 2022."

City TSR vs. Regional Peer Group TSR

$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2020
2021
2022
City TSR
Regional Peer Group TSR

Compensation Actually Paid and Net Income

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Hageboeck and the average amount of compensation actually paid to City's other NEOs as a group (excluding Mr. Hageboeck) is generally aligned with City's net income over the three years presented in the "Pay Versus Performance Table for 2022." While City does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of ROATCE, which City does use in setting goals for annual incentive compensation and ROAA and TSR which City does use in determining the vesting of PSUs that are awarded to the NEOs. As described in more detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," the target annual incentive compensation as a percent of 2022 base salary was 60% for Mr. Hageboeck and 40% for the other NEOs.

Compensation Actually Paid vs. Net Income

$2,600,000
$2,400,000
$2,200,000
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$110.0
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
2020
2021
2022
PEO
Average for Non-PEO NEOs
Net Income (in millions)

Compensation Actually Paid and ROAA

As described in more detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," the number of PSUs earned is based on the cumulative ROAA for a three-fiscal-year performance period as well as by City's relative TSR as compared to its Regional Peer Group. As demonstrated by the following graph, the amount of compensation actually paid to Mr. Hageboeck and the average amount of compensation actually paid to City's other NEOs as a group (excluding Mr. Hageboeck) is generally aligned with City's ROAA over each of the three years presented in the "Pay Versus Performance Table for 2022."

Compensation Actually Paid vs. ROAA
$2,600,000
$2,400,000
$2,200,000
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
2020
2021
2022
PEO
Average for Non-PEO NEOs
ROAA
Regional Peer Group Median ROAA

ROATCE

As described in more detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," the amount of annual incentive compensation is tied to City's ROATCE as compared to its Regional Peer Group. As demonstrated in the following graph, the amount of compensation actually paid to Mr. Hageboeck and the average amount of compensation actually paid to City's other NEOs as a group (excluding Mr. Hageboeck) is generally aligned with City's ROATCE over each of the three years presented in the "Pay Versus Performance Table for 2022."

Compensation Actually Paid vs. ROATCE

$2,600,000
$2,400,000
$2,200,000
$2,000,000
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2020
2021
2022
PEO
Average for Non-PEO NEOs
ROATCE
Regional Peer Group Median ROATCE

Notes:

- *2020 ROATCE has been adjusted to exclude the gain from the sale of Visa Inc. Class B common shares.*
- *2022 ROATCE has been adjusted to exclude merger and integration expenses.*

CEO Pay Ratio

    As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the annual total compensation (as defined below) for the Chief Executive Officer (the “CEO”) and for the median employee along with the ratio of the CEO’s annual total compensation to the median employee’s annual total compensation.

    Our median employee was identified through the following procedure: (1) we obtained a list of all employees (including full-time, part-time, temporary or seasonal) employed as of December 31, 2022, excluding our CEO; (2) we annualized the compensation of full-time and part-time permanent employees who were employed as of December 31, 2022, but did not work for the Company the entire year in 2022 (no full-time equivalent adjustments were made for part-time employees); (3) total compensation was then calculated in same manner for all employees as shown for our CEO in the “Summary Compensation Table”; and (4) we then selected the employee that ranked as the median (468 of 930).

Annual Total Compensation of Mr. Hageboeck, CEO	$1,700,648
Annual Total Compensation of Median Employee	$39,085
Ratio of CEO to Median Employee Compensation	44x

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 3)

    The Company is providing shareholders with a non-binding advisory vote on compensation programs for our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, you may vote on the following resolution at the 2022 Annual Meeting, the consideration of which is required pursuant to Section 14A of the Securities Exchange Act:

    “Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

    This vote is advisory in nature and therefore, is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. The Company solicits shareholder advisory votes on executive compensation annually.

    As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to motivate our executives to create a successful and high-performing company with an appropriate balance of return and risk. We believe that our compensation program, with its balance of short-term incentives and long-term incentives reward sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

    The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION
(Proposal 4)

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The Board of Directors believes that an annual vote for the non-binding advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote because it will allow us to obtain information on our shareholders’ views of the compensation of our named executive officers on a more consistent basis. Shareholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “Communications with the Board of Directors” in this Proxy Statement for information about communicating with the Board or its individual members.

The proxy card provides shareholders with the opportunity to choose among one of four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board of Directors' recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends that you select 1 YEAR for future non-binding advisory votes on executive compensation.

CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND
EXECUTIVE OFFICERS

    The Company’s subsidiaries had, and expect to have in the future, banking transactions with directors and executive officers of the Company, their immediate families and entities in which they are principal owners (more than 10% ownership interest). These transactions are in the ordinary course of business and on substantially the same terms, including interest rates and security, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectability or present other unfavorable factors.

    The Company’s loan policy requires that all extensions of credits to directors and executive officers and their related interests, as defined in Item 404 of SEC Regulation S-K, must be reviewed and approved by the Executive Loan Committee and promptly reported to the Board of Directors. If required by the procedural and financial requirements of Regulation O of the Board of Governors of the Federal Reserve System, such credits will be approved in advance by a majority of disinterested directors. Directors and executive officers may not be present for discussions on their own loans, loans involving their related interests or loans involving any other conflict of interest situation and must abstain from voting on such credits.

In relation to other related party transactions with directors and executive officers and their related interests, the Company adheres to an unwritten policy whereby before the Company or any of its subsidiaries enters into any transaction for which the value of the transaction is expected to be at least $120,000, and an interested party in the transaction is a director, executive officer, an immediate family member of a director or executive officer, or a shareholder owning 5% or greater of the Company’s outstanding stock, the Board of Directors must review and approve the transaction. In reviewing any such potential transaction, the directors will consider the fairness of the transaction to the Company, whether the transaction would or could compromise the interested party’s independence and judgment, the best interests of the Company, and such other factors determined advisable by the Board of Directors.

In assessing director independence, the following related–party transaction was considered: Thomas L. Burnette, a director of City as of the date of this Proxy, is the current President and owner of Ashland Office Supply, Inc. (“Ashland”), an office supply business that City has used since 2008 and is currently using as a provider of various office supplies. For the year 2022, City’s payment to Ashland for office supplies was approximately $380,221. On February 22, 2023, the Independent Directors, excluding Mr. Burnette, held a comprehensive meeting to determine director independence of all of City’s directors. Based upon this review, the Board of Directors determined that although City’s payments to Ashland for office supplies of $380,221 in 2022 did not exceed 5% of Ashland’s consolidated gross revenues for 2022, based upon NASDAQ's required three-year “look back” period, along with Mr. Burnette’s status as current owner and President of Ashland, Mr. Burnette is not considered independent as of the date of this Proxy.

APPROVAL OF CITY HOLDING COMPANY’S 2023 INCENTIVE PLAN
(Proposal 5)

It is proposed that shareholders approve the City Holding Company 2023 Incentive Plan (the “Incentive Plan”) at the Annual Meeting. The proposed Incentive Plan will replace the Company’s 2013 Stock Incentive Plan, which will expire on April 23, 2023. The Incentive Plan was unanimously adopted by the Company’s Board of Directors on February 22, 2023, subject to the approval of the Company’s shareholders. Approval of the Incentive Plan requires the affirmative vote of a majority of the votes that are present, in person or by proxy, at the Annual Meeting.

The following paragraphs summarize the purpose and certain of the provisions of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached as Exhibit A to this proxy statement. Capitalized terms used but not defined in the following summary shall have the meanings set forth in the Incentive Plan.

Summary of the Incentive Plan

The Board of Directors believes that the Incentive Plan will benefit the Company by (i) assisting in recruiting and retaining the services of individuals with ability and initiative, (ii) providing greater incentive for employees, directors and individuals who provide service to the Company and (iii) associating the interests of employees, directors and individuals who provide service to the Company with those of the Company and its shareholders through opportunities for increased stock ownership.

The Compensation Committee of the Board of Directors will administer the Incentive Plan. The Compensation Committee may delegate its authority to administer the Incentive Plan to an officer of the Company. The Compensation Committee may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, however. As used in this summary, the term “Administrator” means the Compensation Committee and any delegate, as appropriate.

Employees, directors and individuals who provide service to the Company are eligible to participate in the Incentive Plan. The class of eligible personnel includes approximately 1,000 people. The Administrator will select the individuals who will participate in the Incentive Plan. The Administrator may, from time to time, grant stock options, stock appreciation rights (“SARs”), Restricted Stock Units, or stock awards to Participants.

Options granted under the Incentive Plan may be incentive stock options or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Company at the option price. The option price will be the shares’ fair market value on the date of grant. The option price may be paid in cash, or, with the Administrator’s consent, with shares of Common Stock or a combination of cash and Common Stock.

SARs entitle the Participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant.

SARs may be granted in relation to option grants (“Corresponding SARs”) or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates.

Participants may also be awarded Restricted Stock Units, or RSU’s. A Restricted Stock Unit is the right to receive one share of Common Stock under the Plan for each RSU, or its cash equivalent. However, Company Common Stock will not be issued at the time of the grant, and the RSU Award will be granted upon such conditions, as the Administrator, in its discretion, shall determine. The Participant may also elect to defer receipt of the shares of Common Stock, or its cash equivalent upon vesting of the RSU Award at the date of the original grant of the RSU Award. RSU Awards shall not be transferrable.

Participants may also be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a Participant’s right in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieves stated objectives.

The Incentive Plan provides that outstanding options and SARs will become exercisable and outstanding stock awards and RSU awards will be vested upon a change in control.

All awards made under the Incentive Plan will be evidenced by written agreements between the Company and the Participant. The Administrator will establish guidelines supplementing the provisions of the Incentive Plan to aid in the selection of Participants and to determine the amounts, timing, and other terms of awards.

A maximum of 600,000 shares of Common Stock may be issued upon the exercise of options, SARs, RSU awards and stock awards.. This limitation will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards also may be adjusted by the Administrator to reflect such changes.

No option, SAR, RSU award or stock award may be granted under the Incentive Plan after February 21, 2033. The Board of Directors may, without further action by shareholders, terminate or suspend the Incentive Plan in whole or in part. The Board of Directors also may amend the Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Incentive Plan or changes the class of individuals who may be selected to participate in the Incentive Plan will become effective until it is approved by shareholders. In addition, without shareholder approval (i) the exercise price of an Option may not be reduced, and (ii) no Option may be amended or cancelled for the purpose of repricing, replacing or regranting such Option with an exercise price that is less than the original exercise price of such Option.

No grants under the Incentive Plan have been made. It is not possible at the present time to determine the benefits or amounts that will be received or allocated in the future under the Incentive Plan.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the Federal income tax consequences of the Incentive Plan. No income is recognized by a Participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. The Participant generally must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of an SAR.

A Restricted Stock Unit Award is not taxable at the time of the grant. The Participant will be subject to income tax at vesting of the RSU Award, unless the Participant has chosen to defer receipt of the cash or shares of Common Stock. However, at vesting, the Participant must pay employment taxes. Upon vesting or upon receipt after deferral, the Participant will be subject to income tax, and the amount of income subject to tax is the difference between the Fair Market Value of the RSU Award at the time of vesting or distribution, as the case may be, minus the amount paid for the RSU Award (if any).

Income generally is recognized on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant equals the fair market value of the Common Stock received on that date.

The employer (either the Company or a related entity) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or SAR, the vesting or distribution of an RSU award or the vesting of a stock award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an incentive stock option.

Equity Compensation Plan Information

The following table provides information about stock options outstanding and shares available for future awards under the Company’s equity compensation plans as of December 31, 2022.

Plan Category	Number of Stock Options to be Issued Upon Exercise of Outstanding Awards	Weighted-average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Plans approved by shareholders	11,586	$62.83	325,750
Plans not approved by shareholders	—	—	—
Total	11,586	$62.83	325,750

The Board of Directors unanimously recommends a vote “FOR” the City Holding Company 2023 Incentive Plan.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under the regulations of the SEC, any shareholder desiring to make a proposal pursuant to Rule 14a-8 of the SEC’s proxy rules to be acted upon at the Company’s 2024 Annual Meeting of Shareholders must present such proposal to the Company’s Secretary at the principal executive offices of the Company at 25 Gatewater Road, Charleston, West Virginia 25313-1408, not later than November 28, 2023 in order for the proposal to be considered for inclusion in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders. SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2024 Annual Meeting is February 11, 2024. If a shareholder gives notice of such a proposal after this deadline, the proxies will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if it is raised at the Annual Meeting.

Pursuant to the Company’s Amended and Restated Bylaws, a shareholder may nominate persons for election to the Board of Directors at an annual shareholder meeting and, pursuant to the Governance and Nominating Committee Charter, the Governance Committee considers nominees recommended by shareholders, in each case, if written notice is submitted to the Company’s Secretary at the principal executive offices of the Company not less than 120 calendar days prior to April 26, 2024 (December 28, 2023).

The shareholder’s notice must include:

o    as to each person whom the shareholder proposes to nominate for election as a director:

▪all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

▪such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

o    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

▪the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner;

▪the class and number of shares of the Company’s Common Stock that are owned beneficially and of record by such shareholder and such beneficial owner;

▪a description of all arrangements or understandings between the shareholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder;

▪a representation that such shareholder is a holder of record of the Company’s Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

▪a representation if the shareholder intends to solicit proxies from shareholders in support of such nomination.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company’s Secretary not less than 120 calendar days prior to April 26, 2024, or December 28, 2023. The shareholder’s notice must contain:

o    as to each matter:

▪a brief description of the business desired to be brought before the meeting;

▪the reasons for conducting such business at the meeting;

▪in the event that such business includes a proposal to amend the Company’s Articles of Incorporation or Bylaws, the language of the proposed amendment; and

▪any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

o    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

    The Company is required to present a shareholder’s nomination or proposal only if the shareholder meets all of the above requirements and appears or sends a qualified representative to present such proposal at the shareholder meeting. The requirements found in the Company’s Amended and Restated Bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in the Company’s proxy statement. The deadline for providing notice for solicitation of proxies of nominees other than the Company’s nominees will be February 26, 2024.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the Annual Meeting. However, if any other matters are brought before the Annual Meeting or any adjournments or postponements thereof, the persons named on the accompanying proxy card or their substitutes will vote with respect to such matters in accordance with their best judgment.

ANNUAL REPORT

The Company has included a copy of its Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, with this proxy statement.  A request for an additional copy, which will be provided without charge to shareholders of the Company, should be directed to Victoria A. Faw, Corporate Secretary, City Holding Company, 25 Gatewater Road, Charleston, WV 25313-1408 or by calling 1-304-769-1100. The Company's Form 10-K will also be available on the SEC’s website at http://www.sec.gov, and through a link at the Investor Relations, SEC Filings section of the Company's website (http://www.bankatcity.com).

By Order of the Board of Directors,

Victoria A. Faw,
Secretary

March 27, 2023

Exhibit A

CITY HOLDING COMPANY
2023 INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.01    Acquiring Person means that (a) a Person, considered alone or together with all Control Affiliates and Associates of that Person, becomes directly or indirectly the beneficial owner of securities representing at least twenty percent (20%) of the Company’s outstanding securities entitled to vote generally in the election of the Board, or (b) a Person enters into an agreement that results in that Person satisfying the conditions in Section 1.01(a) or that results in a Related Entity’s failure to be a Related Entity.

    1.02    Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

    1.03    Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, Option, SAR, or Restricted Stock Unit Award granted to such Participant.

1.04    Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

    1.05    Board means the Board of Directors of the Company.

1.06    Change in Control means that (a) the Company enters into any agreement with a Person that involves and results in the transfer of ownership of the Company or of more than fifty percent (50%) of the Company’s total assets or earnings power on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of the Company by merger, consolidation, or statutory share exchange—regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange—or for the sale of substantially all of the Company’s assets to that Person), (b) any Person is or becomes an Acquiring Person, or (c) during any period of two (2) consecutive calendar years, the Continuing Directors cease for any reason to constitute a majority of the Board.

Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would be payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Similar rules shall apply to the extent any Change in Control would extend or modify Section 409A Deferred Compensation or would accelerate or defer vesting of Section 409A Deferred Compensation and such change would constitute an impermissible acceleration or deferral of compensation within the meaning of Section 409A.

1.07    Code means the Internal Revenue Code of 1986, and any amendments thereto. Reference to a specific Code section or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

1.08    Committee means the Compensation Committee of the Board.

1.09    Common Stock means the common stock of the Company.

    1.10    Company means City Holding Company.

1.11    Continuing Director means any member of the Board, while a member of the Board, and (i) who was a member of the Board prior to the adoption of the Plan or (ii) whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.12    Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.13    Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.14    Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

    1.15    Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement. Reference to a specific Code section or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

    1.16    Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the primary national securities exchange on which the Common Stock trades, or if the Common Stock is not traded on such exchange, as reported on the National Association of Securities Dealers Automated Quotation—National Market System, or, if the Common Stock is not reported on such system, reported by the National Quotation Bureau, Inc. Or if the closing price of a share of Common Stock is not reported by the National Quotation Bureau, Inc., as determined by the Board using any reasonable valuation method. If the Common Stock was not traded on such date, then Fair Market Value is determined with reference to the next preceding day that the Common Stock was so traded.

1.17    Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.18    Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.19    Participant means an employee of the Company or a Related Entity, a member of the Board, or an individual who provides services to the Company or a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, Restricted Stock Unit Award, an Option, a SAR, or a combination thereof.

1.20    Person means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act. For purposes of this Plan, the term Person does not include the Company or any Related Entity, and the term Person does not include any employee benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or by any Related Entity for or pursuant to the terms of any such employee benefit plan, unless the Board determines that such an employee benefit plan or such person or entity is a Person.

    1.21    Plan means the City Holding Company 2023 Incentive Plan.

1.22    Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

1.23    Restricted Stock Unit means a right granted to a Participant pursuant to Article X to receive a share of Common Stock on a date determined in accordance with the provisions of such Article and the Participant’s Agreement.

    1.24    Restricted Stock Unit Award means Restricted Stock Units awarded to a Participant under Article X.

    1.25    SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options unless the context requires otherwise.

    1.26    Section 409A means Code Section 409A and any guidance issued thereunder, and any applicable state law equivalent, as each may be promulgated, amended, or modified from time to time.

    1.27    Section 409A Deferred Compensation means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

    1.28    Stock Award means Common Stock awarded to a Participant under Article IX.

ARTICLE II
PURPOSES

    2.01    Purpose. The Plan is intended to assist the Company in recruiting and retaining individuals who provide services to the Company or a Related Entity with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Stock Awards, the grant of Restricted

Stock Unit Awards, the grant of SARs, and the grant of both Options qualifying under Code Section 422 (“Incentive Stock Options”) and Options not so qualifying. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

    3.01    Administration. The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Restricted Stock Unit Awards, Options, and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or Restricted Stock Unit Award. Notwithstanding any such conditions but subject to the restrictions under Section 409A for any Section 409A Deferred Compensation, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which a Stock Award or Restricted Stock Unit Award may become transferable or nonforfeitable. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Restricted Stock Unit Award, or Stock Award. All expenses of administering this Plan shall be borne by the Company.

    3.02    Delegation. The Committee, in its discretion, may delegate to the President and Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, as in effect from time to time. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV
ELIGIBILITY

    4.01    General. Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) or a Person who provides services to the Company or a Related Entity, including a member of the Board, is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such Person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity.

    4.02    Grants. The Administrator will designate individuals to whom Stock Awards, Restricted Stock Unit Awards, Options, and SARs are to be granted and will specify the number of shares of Common Stock subject to each grant. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. All Stock Awards, Restricted Stock Unit Awards, Options, and SARs granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted Incentive Stock Options or Corresponding SARs (under all incentive stock option plans of the Company and its Related Entities) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds the limitation prescribed by Code Section 422(d). The preceding annual limitation shall not apply with respect to Options that are not Incentive Stock Options.

ARTICLE V
STOCK SUBJECT TO PLAN

    5.01    Share Limit. Upon the award of shares of Common Stock pursuant to a Stock Award or Restricted Stock Unit Award, the Company may issue shares of its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and SARs and the grant of Stock Awards or Restricted Stock Unit Awards under this Plan is 600,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article XI.

    5.02    Additional Shares. For purpose of applying the foregoing limitation, if any Option, Corresponding SAR, or SAR expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Stock Award or Restricted Stock Unit Award is forfeited by the recipient, the shares of Common Stock not purchased by the Participant or which are forfeited by the Participant shall again be available for Options, SARs, Restricted Stock Unit Awards, and Stock Awards to be granted under the Plan. Notwithstanding the foregoing, (a) shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or SAR under the Plan, as well as any shares of Common Stock exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Option, SAR, Corresponding SAR, Restricted Stock Unit Award, or Stock Award under the Plan, shall not be available for subsequent Options, SARs, Restricted Stock Unit Awards, and Stock Awards under the Plan, and (b) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding SAR, Corresponding SAR, or Option may not again be made available for issuance as Options, SARs, Restricted Stock Unit Awards, or Stock Awards under the Plan. In addition, settlement of any Option, SAR, Corresponding SAR, Restricted Stock Unit Award, or Stock Award shall not count against the foregoing limitations except to the extent settled in the form of Common Stock.

ARTICLE VI
OPTION PRICE

    6.01    Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is granted. The Initial Value of any SAR, including any Corresponding SAR issued with an Option, shall be the Fair Market Value of the Common Stock on the date of the grant.

ARTICLE VII
EXERCISE OF OPTIONS AND SARS

    7.01    Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option or SAR is to be made and will specify the number of shares of Common Stock covered by the award.

    7.02    Maximum Option or SAR Period. No Option or SAR, including a Corresponding SAR, shall be exercisable after the expiration of ten years (10) from the date such Option or SAR was granted. The terms of any Option or SAR, including a Corresponding SAR, may provide that it is exercisable for a period less than such maximum period as determined by the Administrator on the date of the grant.

    7.03    Non-transferability. Except as provided in Section 7.04, an Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution; provided, however, that the Administrator may, in its sole discretion, permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same Person or Persons. Except as provided in Section 7.04, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

    7.04    Transferable Options and SARs. Section 7.03 to the contrary notwithstanding, if the Agreement provides, an Option (other than an Incentive Stock Option) or SAR (other than a SAR that is related to an Incentive Stock Option) may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members, or a partnership in which such family members are the only partners; provided, however, that the Participant may not receive any consideration for the transfer. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or the same entity or entities. In the event of any such transfer, the transferee will be subject to the same terms and conditions as if the Option or SAR continued to be held by the Participant except that the transferee may not transfer the Option or SAR except by will or in accordance with the laws of descent and distribution (in which case the Option and any Corresponding SAR that relates to the Option must be transferred to the same Person or Persons or entity or entities).

    7.05    Change in Control. Each outstanding Option and SAR shall be fully exercisable (in whole or in part, at the discretion of the holder) on and after a Control Change Date and during the period (i) beginning on the first (1st) day following any tender or exchange offer for shares of Common Stock (other than one made by the Company), provided that shares are acquired pursuant to such offer and (ii) ending on the thirtieth (30th) day following the expiration of such offer.

    7.06    No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Article XI of the Plan), without shareholder approval (i) the exercise price of an Option may not be reduced, and (ii) no Option may be amended or cancelled for the purpose of repricing, replacing, or regranting such Option with an exercise price that is less than the original exercise price of such Option.

ARTICLE VIII
METHOD OF EXERCISE

8.01    Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding

SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

    8.02    Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.

    8.03    Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

    8.04    Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option or SAR until the date of exercise of such Option or SAR; provided, that such Participant has satisfied all requirements for exercise of or issuance of the Option or SAR and such Option or SAR has been entered into the books and records of the Company.

ARTICLE IX
STOCK AWARDS

    9.01    Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by the award.

    9.02    Vesting. The Administrator, on the date of the award, may prescribe that a Participant’s rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term or if the Company, the Company and its Related Entities or the Participant fails to achieve stated objectives.

    9.03    Change in Control. Section 9.02 to the contrary notwithstanding, on and after a Control Change Date or the first day following a tender offer or exchange offer for shares of Common Stock (other than one made by the Company), provided that shares are acquired pursuant to such offer, each Stock Award will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement.

    9.04    Shareholder Rights. Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are, in accordance with the terms of the applicable Agreement, transferable and no longer forfeitable.

ARTICLE X
RESTRICTED STOCK UNIT AWARDS

    10.01    General. Restricted Stock Unit Awards shall be evidenced by Agreements specifying the number of Restricted Stock Units subject to the Restricted Stock Unit Award and the terms, conditions, and restrictions for such Restricted Stock Unit Award, in such form as the Administrator shall from time to time establish. Restricted Stock Unit Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in this Article X.

    10.02    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Administrator shall determine, including, without limitation, upon the attainment of one or more performance goals.

    10.03    Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to the Company (or a Related Entity) or for its benefit.

    10.04    Vesting. The Administrator, on the date of the Restricted Stock Unit Award, may prescribe that a Participant’s rights in the Restricted Stock Unit Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement (each such restriction a “Vesting Condition”). Vesting Conditions may (but need not be) based upon the satisfaction of such service requirements, conditions, restrictions, or performance criteria as shall be established by the Administrator and set forth in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

    10.05    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Restricted Stock Unit Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive dividend equivalent rights (as defined below) with respect to the payment of cash dividends on Common Stock during the period beginning on the date such Restricted Stock Unit Award is granted and ending, with respect to each share subject to the Restricted Stock Unit Award, on the earlier of the date the Restricted Stock Unit Award is settled or the date on which it is terminated. Such dividend equivalent rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. Dividend equivalent rights means the right of a Participant, granted at the discretion of the Administrator or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Common Stock represented by a Restricted Stock Unit Award held by such Participant.

    10.06    Effect of Termination of Service. The effect of termination of employment on a Participant's Restricted Stock Unit Award shall be set forth in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

    10.07    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Administrator, in its discretion, and set forth in the Restricted Stock Unit Award Agreement one (1) share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Article XI) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Administrator, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section 10.07, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, the Administrator, in its discretion, may provide in any Restricted Stock Unit Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section 10.07.

    10.08    Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

ARTICLE XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK

    11.01    Maximum Shares. The maximum number of shares as to which Stock Awards, Options, Restricted Stock Unit Awards, and SARs may be granted under this Plan and the terms of outstanding Stock Awards, Options, Restricted Stock Unit Awards, and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions, or consolidations of shares or (ii) engages in a transaction to which Code Section 424(a) applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

    11.02    No Adjustment. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Stock Awards, Options, Restricted Stock Unit Awards, and SARs may be granted under this Plan or the terms of outstanding Stock Awards, Options, Restricted Stock Unit Awards, or SARs.

    11.03    Substitution. The Committee may make Stock Awards, may grant Options, may grant Restricted Stock Units Awards, and may grant SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in Section 11.01. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted Stock Awards or Restricted Stock Unit Awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

    12.01    Compliance. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which a Restricted Stock Unit Award is convertible or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Restricted Stock Unit Award, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII
COMPLIANCE WITH SECTION 409A

13.01    Compliance with Section 409A. No Option, SAR, Restricted Stock Unit Award, or Stock Award (or modification thereof) intended to comply with Section 409A shall provide for deferral of compensation that does not comply with Section 409A. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Option, SAR, Restricted Stock Unit Award, or Stock Award would cause the Participant to incur any additional tax or interest under Section 409A, the Administrator may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A.

    13.02    Awards Subject to Section 409A. The provisions of this Article XIII shall apply to any Option, SAR, Restricted Stock Unit Award, or Stock Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Agreement applicable to such Option, SAR, Restricted Stock Unit Award, or Stock Award.

13.03    Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, U.S. Treasury Regulations promulgated pursuant to Section 409A (“Section 409A Regulations”) or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Administrator pursuant to an Option, SAR, Restricted Stock Unit Award, or Stock Award subject to Section 409A:

(a)    All Elections must be in writing and specify the amount (or an objective, nondiscretionary formula determining the amount) of the distribution in settlement of an Option, SAR, Restricted Stock Unit Award, or Stock Award being deferred, as well as the time and form of distribution as permitted by this Plan.

(b)    All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Option, SAR, Restricted Stock Unit Award, or Stock Award may be granted to such Participant; provided, however, that if the Option, SAR, Restricted Stock Unit Award, or Stock Award qualifies as “performance-based compensation” for purposes of Section 409A (and is based on a performance period of at least twelve (12) consecutive months), then the Election may be made no later than six (6) months prior to the end of the performance period, provided that the Participant’s service is continuous from the later of the beginning of the performance period or the date on which the performance goals are established through the date such Election is made and provided further that no Election may be made after the compensation has become readily ascertainable (as provided by Section 409A Regulations).

(c)    Elections shall continue in effect until a written Election to revoke or change such Election is received by the Company, except that a written Election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with Section 13.03(b) above or as permitted by Section 13.04.

13.04    Subsequent Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, any Option, SAR, Restricted Stock Unit Award, or Stock Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Option, SAR, Restricted Stock Unit Award, or Stock Award shall comply with the following requirements:

(a)    No subsequent Election may take effect until at least twelve (12) months after the date on which such Election is made;

(b)    Each subsequent Election related to a distribution in settlement of an Option, SAR, Restricted Stock Unit Award, or Stock Award not described in Section 13.05(b), 13.05(c) or 13.05(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c)    No subsequent Election related to a distribution pursuant to Section 13.05(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

13.05    Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, no distribution in settlement of an Option, SAR, Restricted Stock Unit Award, or Stock Award subject to Section 409A may commence earlier than:

(a)    The Participant’s separation from service (as defined by Section 409A Regulations);

(b)    The date the Participant becomes Disabled (as defined below);

(c)    The Participant’s death;

(d)    A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Administrator upon the grant of an Option, SAR, Restricted Stock Unit Award, or Stock Award and set forth in the Agreement evidencing such Option, SAR, Restricted Stock Unit Award, or Stock Award or (ii) specified by the Participant in an Election complying with the requirements of Section 13.03 and/or 13.04, as applicable;

(e)    A change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined by Section 409A Regulations); or

(f)    The occurrence of an Unforeseeable Emergency (as defined by Section 409A Regulations).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined by Section 409A Regulations) of the Company, no distribution pursuant to Section 13.05(a) in settlement of an Option, SAR, Restricted Stock Unit Award, or Stock Award subject to Section 409A may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’ death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

13.06    Unforeseeable Emergency. The Administrator shall have the authority to provide in any Option, SAR, Restricted Stock Unit Award, or Stock Award subject to Section 409A for distribution in settlement of all or a portion of such Option, SAR, Restricted Stock Unit Award, or Stock Award in the event that a Participant establishes, to the satisfaction of the Administrator, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts reasonably necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes or penalties reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum within ninety (90) days of the occurrence of Unforeseeable Emergency and following the Administrator’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Administrator. The Administrator’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Option, SAR, Restricted Stock Unit Award, or Stock Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

13.07    Disabled. The Administrator shall have the authority to provide in any Option, SAR, Restricted Stock Unit Award, or Stock Award subject to Section 409A for distribution in settlement of such Option, SAR, Restricted Stock Unit Award, or Stock Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(a)    the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b)    the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing within ninety (90) days following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum within ninety (90) days following the date the Participant becomes Disabled.

13.08    Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Option, SAR, Restricted Stock Unit Award, or Stock Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election, or, if the Participant has made no Election with respect to distributions upon death, in a lump sum, within ninety (90) days following the Participant’s death and following receipt by the Administrator of satisfactory notice and confirmation of the Participant’s death.

13.09    No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan to any Option, SAR, or Stock Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

ARTICLE XIV
GENERAL PROVISIONS

14.01    Effect on Employment or Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02    Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any Person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03    Disposition of Stock. A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two (2) years of the grant of an Option or (ii) within one (1) year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary or Assistant Secretary of the Company.

14.04    Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.05    Employee Status. For purposes of determining the applicability of Code Section 422 (relating to Incentive Stock Options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. In the event that the terms of any Stock Award or Restricted Stock Unit Award provide that shares may become transferable and nonforfeitable only during employment or service, within a specified period of time after termination of employment or continued service or after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

14.06    Tax Withholding. Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

14.07    Limitation on Benefits.

(a)    Despite any other provision of this Plan, if Company’s independent accounting firm (the “Accounting Firm”) determines that receipt of benefits or payments under this Plan would subject a Participant to tax under Code Section 4999, it must determine whether some amount of the benefits or payments would meet the definition of a “Reduced Amount.” If the Accounting Firm determines that there is a Reduced Amount, the total benefits and payments must be reduced to such Reduced Amount, but not below zero.

(b)    If the Accounting Firm determines that the benefits and payments should be reduced to the Reduced Amount, the Company must promptly notify Participant of that determination, including a copy of the detailed calculations by the Accounting Firm. All determinations made by the Accounting Firm under this Section 14.07(b) are binding upon the Company and Participant.

(c)    It is the intention of the Company and the Participant to reduce the benefits and payments under this Plan only if the aggregate Net After Tax Receipts to Participant would thereby be increased. As a result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Accounting Firm under this Section 14.07(c), however, it is possible that amounts will have been paid or distributed under the Plan to or for the benefit of Participant which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will not have been paid or distributed under the Plan to or for the benefit of Participant could have been so paid or distributed (“Underpayment”)—in each case, consistent with the calculation of the Reduced Amount. If the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan ab initio to which Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Participant is subject to tax under Code Section 1 or 4999 or generate a refund of such taxes. If the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Accounting Firm must promptly notify the Plan’s Administrator of the amount of the Underpayment.

(d)    For purposes of this Section 14.07, (i) “Net After Tax Receipt” means the Present Value of a payment or benefit under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1 and 4999, determined by applying the highest marginal rate under Code Section 1 which applied to the Participant’s taxable income for the immediately preceding taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4); and (iii) “Reduced Amount” means the smallest aggregate amount of all payments or benefit under this Plan which (a) is less than the sum of all payments or benefit under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments or benefit under this Plan were any other amount less than the sum of all payments or benefit under this Plan.

(e)    This Section 14.07 shall not apply to awards made to a Participant if the Agreement or another agreement between the Participant and the Company provides that the Company shall indemnify the Participant against any liability that the Participant may incur under Code Section 4999.

14.08    Governing Law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of West Virginia without regard to the principles of conflicts of law thereof.

ARTICLE XV
AMENDMENT

    15.01    Amendment. The Board may amend or terminate this Plan at any time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Stock Award or Restricted Stock Unit Award or under any Option, SAR, or Incentive Stock Option outstanding at the time such amendment is made.

ARTICLE XVI
DURATION OF PLAN
16.01    Duration. No Stock Award, Restricted Stock Unit Award, Option or SAR may be granted under this Plan more than ten (10) years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XVI. Stock Awards, Options, Restricted Stock Unit Awards, and SARs granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII
EFFECTIVE DATE OF PLAN

17.01    Effective Date. Stock Awards, Restricted Stock Unit Awards, Options, SARs, and Incentive Stock Option may be granted under this Plan upon its adoption by the Board, provided that no Stock Award, Option, Restricted Stock Unit Award, SAR, or Incentive Stock Option will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting within twelve (12) months of such adoption.

City Holding Company

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230-1150

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 2023:
The City Holding Company Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders are available at www.ViewMaterial.com/CHCO.

IF VOTING BY TELEPHONE OR INTERNET, YOUR VOTE MUST BE RECEIVED BY 1:00 PM, EASTERN TIME, ON APRIL 26, 2023.

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🡻 Please fold and detach card at perforation before mailing. 🡻

CITY HOLDING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 2023.

The undersigned shareholder of City Holding Company hereby appoints Victoria A. Faw and David L. Bumgarner and each of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of City Holding Company held of record by the undersigned on March 13, 2023 at the Annual Meeting of Shareholders to be held on April 26, 2023 or any adjournment or adjournments thereof. The undersigned shareholder authorizes the proxies to cumulate their votes at their discretion.

Dated: ______________________________

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Signature

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Signature, if held jointly

Please date and sign exactly as name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc. should use full title, and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by authorized person.

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YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230, so your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Proxy card must be signed and dated on the reverse side.
🡻 Please fold and detach card at perforation before mailing. 🡻

CITY HOLDING COMPANY **PROXY**

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 5, and 1 YEAR for Proposal 4. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

CLASS III NOMINEES:	**FOR**	**AGAINST**	**ABSTAIN**
1. Robert D. Fisher	❑	❑	❑
2. Charles R. Hageboeck	❑	❑	❑
3. Javier A. Reyes	❑	❑	❑

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

❑ **1 YEAR** ❑ **2 YEARS** ❑ **3 YEARS** ❑ **ABSTAIN**

5. Proposal to approve the 2023 Stock Incentive Plan.

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

Please mark, sign, date and return the proxy promptly using the enclosed envelope.

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